EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      dated

                                  July 27, 1999

                                      among

                      ST. MARY LAND & EXPLORATION COMPANY,

                        ST. MARY ACQUISITION CORPORATION,

                                KING RANCH, INC.

                                       and

                             KING RANCH ENERGY, INC.

                                TABLE OF CONTENTS

                                                                            Page

RECITALS ......................................................................1

ARTICLE I

                        THE MERGER.............................................2
          Section 1.1   The Merger.............................................2
          Section 1.2   Closing................................................2
          Section 1.3   Effective Time.........................................2
          Section 1.4   Effects of the Merger..................................2
          Section 1.5   Certificate of Incorporation...........................2
          Section 1.6   Bylaws.................................................3
          Section 1.7   Directors of Surviving Corporation.....................3
          Section 1.8   Officers of Surviving Corporation......................3

ARTICLE II

     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT  CORPORATIONS;
     EXCHANGE OF CERTIFICATES; CASH SETTLEMENT.................................3
          Section 2.1   Effect on Capital Stock................................3
                        (a)  Conversion of KRE Common Stock....................3
                        (b)  Capital Stock of Merger Sub.......................3
          Section 2.2   Exchange of Certificates...............................4
                        (a)  Exchange at Closing...............................4
                        (b)  No Further Ownership Rights in KRE Capital Stock..4
                        (c)  Further Assurances................................4

ARTICLE III

     REPRESENTATIONS AND WARRANTIES............................................4
          Section 3.1   Representations and Warranties of KRI..................4
                        (a)  Organization and Standing of KRI..................4
                        (b)  Authority; No Conflicts...........................4
                        (c)  Ownership and Distribution of KRE Common Stock....5
                        (d)  Finders or Advisors...............................5
          Section 3.2   Representations and Warranties of KRI and KRE..........5
                        (a)  Organization and Standing of KRE..................6
                        (b)  Authority; No Conflicts...........................6
                        (c)  Capitalization   of    KRE   and  Indebtedness  for
                             Borrowed Moneys...................................7
                        (d)  KRE Financial Statements..........................7
                        (e)  Present Status....................................7

                        (f)  Litigation........................................7
                        (g)  Compliance With the Law and Other Instruments.....8
                        (h)  Title to Properties and Assets....................8
                        (i)  Oil and Gas Leases and Wells......................8
                        (j)  Records...........................................9
                        (k)  Absence of Certain Changes or Events..............9
                        (l)  Taxes.............................................9
                        (m)  Environmental Matters.............................9
                        (n)  KRE Benefit Plans................................10
                        (o)  Year 2000 Matters................................14
                        (p)  Confidentiality Agreements.......................14
                        (q)  Vote Required....................................14
                        (r)  Fairness Opinion.  ..............................14
                        (s)  Full Disclosure..................................14
          Section 3.3   Representations and Warranties by St. Mary............14
                        (a)  Organization and Standing of St. Mary............15
                        (b)  Authority; No Conflicts..........................15
                        (c)  Capitalization   of   St.   Mary  and  Indebtedness
                             for Borrowed Moneys..............................16
                        (d)  St. Mary SEC Reports and Financial Statements....16
                        (e)  Present Status...................................17
                        (f)  Litigation.......................................17
                        (g)  Compliance With the Law and Other Instruments....17
                        (h)  Title to Properties and Assets...................18
                        (i)  Oil and Gas Leases and Wells.....................18
                        (j)  Records..........................................18
                        (k)  Absence of Certain Changes or Events.............18
                        (l)  Taxes............................................19
                        (m)  Environmental Matters............................19
                        (n)  St. Mary Benefit Plans...........................20
                        (o)  Year 2000 Matters................................22
                        (p)  Finders and Advisors.............................23
                        (q)  Vote Required....................................23
                        (r)  Fairness Opinion.................................23
                        (s)  Full Disclosure..................................23
          Section 3.4   Representations  and   Warranties   of   St.   Mary  and
                        Merger Sub............................................23
                        (a)  Organization and Standing of Merger Sub..........23
                        (b)  Authority........................................23
                        (c)  Non-Contravention................................24
                        (d)  No Business Activities by Merger Sub.............24

ARTICLE IV

     COVENANTS RELATING TO CONDUCT OF BUSINESS................................24
          Section 4.1   Covenants of KRI and KRE..............................24

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                        (a)  Ordinary Course..................................24
                        (b)  Dividends; Changes in Share Capital..............25
                        (c)  Issuance of Securities...........................25
                        (d)  Governing Documents..............................25
                        (e)  No Acquisitions..................................25
                        (f)  No Dispositions..................................26
                        (g)  Investments; Indebtedness........................26
                        (h)  Tax-Free Qualification...........................26
                        (i)  Compensation.....................................26
                        (j)  Accounting Methods; Income Tax Elections.........26
                        (k)  Preservation of Property.........................26
          Section 4.2   Covenants of St. Mary.................................27
                        (a)  Ordinary Course..................................27
                        (b)  Dividends; Changes in Share Capital..............27
                        (c)  Issuance of Securities...........................27
                        (d)  Governing Documents..............................28
                        (e)  Tax-Free Qualification...........................28
          Section 4.3        Advice of Changes; Governmental Filings..........28

ARTICLE V

     ADDITIONAL AGREEMENTS....................................................29
          Section 5.1   Preparation  of   Proxies  and   Registration Statement;
                        Meeting of St. Mary Shareholders......................29
          Section 5.2   Confidentiality - Access to Information...............30
          Section 5.3   Commercially Reasonable Efforts.......................30
          Section 5.4   Public Announcements..................................31
          Section 5.5   Restrictions on Transfer of St. Mary Common Stock.....31
          Section 5.6   Representation on St. Mary Board of Directors.........32
          Section 5.7   Expenses..............................................33
          Section 5.8   King Ranch Trademark and Brand........................33
          Section 5.9   KRE Employee Severance Payments.......................33
          Section 5.10  368(a) Reorganization.................................33
          Section 5.11  355 Distribution......................................34
          Section 5.12  Continuity of Business................................34
          Section 5.13  Indemnification of Officers and Directors.............34
          Section 5.14  Retained Litigation...................................34
          Section 5.15  Stockholder's Representative..........................34
          Section 5.16  Voting Commitments....................................34
          Section 5.17  No Solicitation.......................................35
          Section 5.18  Seismic Data..........................................35

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ARTICLE VI

     INDEMNIFICATION..........................................................36
          Section 6.1   Indemnification by KRI................................36
          Section 6.2   Indemnification by St. Mary...........................36
          Section 6.3   Notice and Defense of Third-Party Claims..............36
          Section 6.4   Limitation of Liability...............................37
          Section 6.5   Exclusivity...........................................39
          Section 6.6   Waiver of Consequential Damages.......................39

ARTICLE VII

     CONDITIONS TO CLOSING....................................................39
          Section 7.1   Conditions  to  Each  Party's   Obligation   to   Effect
                        the Merger............................................39
                        (a)  Shareholder Approvals............................39
                        (b)  No Injunctions, Restraints or Illegality.........39
                        (c)  Effectiveness of the Form S-4....................39
                        (d)  Nasdaq Listing...................................39
                        (e)  Consummation of the Distribution.................39
          Section 7.2   Additional  Conditions  to  Obligations   of   St.  Mary
                        and Merger Sub........................................40
                        (a)  Representations and Warranties...................40
                        (b)  Performance of Obligations of KRI and KRE........40
                        (c)  Settlement for KRI-KRE Intercompany Balances.....40
                        (d)  Certificate of Officers..........................40
                        (e)  Opinion of Financial Advisor.....................40
                        (f)  Opinion  of Counsel..............................40
                        (g)  Non-Exercise of Appraisal Rights.................40
                        (h)  Eugene Island Block 341..........................41
                        (i)  Affiliate Restrictions...........................41
          Section 7.3   Additional  Conditions  to  Obligations  of  KRE and the
                        Shareholders of KRE...................................41
                        (a)  Representations and Warranties...................41
                        (b)  Performance  of  Obligations of St. Mary and Merger
                             Sub..............................................41
                        (c)  Settlement of KRI-KRE Intercompany Balances......42
                        (d)  Certificate of Officers..........................42
                        (e)  Opinion of Financial Advisor.....................42
                        (f)  Opinion of Counsel...............................42
                        (g)  Tax Certificate..................................42
                        (h)  Tax Opinion......................................42

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ARTICLE VIII

     TERMINATION AND AMENDMENT................................................42
          Section 8.1   Termination...........................................42
          Section 8.2   Effect of Termination.................................44
          Section 8.3   Amendment.............................................45
          Section 8.4   Extension; Waiver.....................................45

ARTICLE IX

     ARBITRATION..............................................................46
          Section 9.1   Mediation.............................................46
          Section 9.2   Arbitration...........................................46
          Section 9.3   Costs; Enforcement....................................47

ARTICLE X

     MISCELLANEOUS............................................................48
          Section 10.1  Nature of Representations and Warranties; Survival....48
          Section 10.2  Counterparts and Facsimile Signatures.................48
          Section 10.3  Assignment............................................48
          Section 10.4  Representative of KRH, KRM and KRE....................48
          Section 10.5  Entire Agreement......................................48
          Section 10.6  Governing Law.........................................48
          Section 10.7  Severability..........................................49
          Section 10.8  Notices...............................................49
          Section 10.9  Attorney Fees.........................................50
          Section 10.10 Certain Definitions...................................50

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SCHEDULES/EXHIBITS

3.1               KRI Disclosure Schedule
3.1(b)(iii)       Consents
3.2               KRE Disclosure Schedule
3.2(b)(ii)        No Conflicts
3.2(b)(iii)       Consents
3.2(e)            Present Status
3.2(f)            Litigation
3.2(h)            Title to Properties and Assets
3.2(k)            Absence of Certain Changes or Events
3.2(l)            Taxes
3.2(m)            Environmental Matters
3.2(n)            KRE Benefit Plans
3.2(n)(vii)       Severance or Other Compensation
3.2(o)            Year 2000 Matters
3.3               St. Mary Disclosure Schedule
3.3(a)            St. Mary Subsidiaries
3.3(c)            Additional Options
3.3(f)            Litigation
3.3(h)            Title to Properties and Assets
3.3(n)            St. Mary Benefit Plans
4.1(a)(ii)        KRE Capital Expenditures Over $500,000
4.2(a)(ii)        St. Mary Capital Expenditures Over $1,000,000
5.5(b)(ii)        Thomas E. Congdon Letter Regarding Congdon Group
5.9               KRE Employee Severance Payments
7.3(g)            Form of Tax Certificate

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 27th day of July, 1999 among St. Mary Land & Exploration Company, a Delaware corporation ("St. Mary"), St. Mary Acquisition Corporation, a Colorado corporation and newly formed first-tier wholly owned subsidiary of St. Mary ("Merger Sub"), King Ranch, Inc., a Texas corporation ("KRI"), and King Ranch Energy, Inc., a Delaware corporation and a wholly owned third-tier subsidiary of KRI ("KRE").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of St. Mary, Merger Sub, KRI and KRE have each determined that the merger of Merger Sub with and into KRE (the "Merger") is advisable and is in their best interests and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, St. Mary desires to avoid the concentration of the ownership of the St. Mary Common Stock in a single shareholder, and therefore, to induce St. Mary to enter into this Agreement and consummate the transactions described herein, immediately prior to the Merger all of the shares of common stock of KRE shall be distributed (A) by King Ranch Minerals, Inc., a Delaware corporation ("KRM"), the sole shareholder of KRE and a wholly owned subsidiary of King Ranch Holdings, Inc., a Delaware corporation ("KRH") and a wholly owned subsidiary of KRI, to KRH, (B) by KRH to KRI, and (C) by KRI pro rata to the shareholders of KRI (the "Spin-Off") (all of the foregoing, together with the Spin-Off, collectively referred to as the "Distributions");

         WHEREAS, as a result of the Distributions, the shareholders of KRI will receive all of the common stock of KRE while maintaining their current ownership of KRI;

         WHEREAS, pursuant to the terms of this Agreement, upon consummation of the Merger, St. Mary will issue to the shareholders of KRE, with respect to their ownership of all of the shares of common stock of KRE, shares of common stock, par value $.01 per share, of St. Mary ("St. Mary Common Stock") as set forth in Section 2.1 hereof;

         WHEREAS, St. Mary, Merger Sub, KRI and KRE desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to set forth various conditions to the transactions contemplated hereby; and

         WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and St. Mary, Merger Sub, KRE and the shareholders of KRI as the subsequent shareholders of KRE intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

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         NOW, THEREFORE,  in consideration of the  representations,  warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section  1.1   The Merger.  Upon  the   terms   and   subject   to  the
                        -----------
conditions set forth in this Agreement, and in accordance with the corporate laws of Delaware and Colorado, Merger Sub shall be merged with and into KRE at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease and KRE shall continue as the surviving corporation (the "Surviving Corporation") under the name St. Mary Energy Company and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the corporate laws of Delaware and Colorado.

         Section 1.2    Closing.  The closing of the Merger (the "Closing") will
                        --------
take place at 2:00 p.m. Denver, Colorado time on the first business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII of this Agreement (the "Closing Date"), at the offices of Ballard Spahr Andrews & Ingersoll, 1225 17th Street, Suite 2300, Denver, Colorado, unless another date or place is agreed to in writing by the parties hereto. The parties agree to use all reasonable efforts to close the Merger as soon as practicable, subject to Article VII hereof.

         Section 1.3    Effective Time.  Immediately following the Closing,  the
                        ----------------
parties shall execute and file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") in accordance with the relevant provisions of the corporate laws of Delaware and Colorado and shall make all other filings or recordings required under the corporate laws of Delaware and Colorado. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State and the Colorado Secretary of State, or at such subsequent time as the parties shall agree, which subsequent time shall be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         Section 1.4    Effects of the Merger. At and after the Effective  Time,
                        ----------------------
the Merger shall have the effects set forth in the corporate laws of Delaware and Colorado. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of KRE and Merger Sub shall be vested in the Surviving Corporation, and, except for the indemnification obligations of KRI set forth in Article VI hereof all debts, liabilities and duties of KRE and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5    Certificate of Incorporation.   At  the  Effective Time,
                        -----------------------------
the certificate of incorporation of the Surviving Corporation shall be amended in accordance with the corporate laws of Delaware such that the certificate of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of Merger Sub, except that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation shall be St. Mary Energy Company."

         Section 1.6   Bylaws.  The  bylaws  of  Merger  Sub as in effect at the
                       -------
Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         Section 1.7   Directors of Surviving Corporation.   The   directors  of
                       -----------------------------------
Merger  Sub  immediately  prior to the  Effective  Time  shall be the  directors of the surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 1.8 Officers of Surviving  Corporation.  The officers of Merger
                     -----------------------------------
Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
             CORPORATIONS; EXCHANGE OF CERTIFICATES; CASH SETTLEMENT

         Section 2.1   Effect on Capital Stock.    At   the  Effective  Time, by
                       ------------------------
virtue of the Merger:

                  (a) Conversion of KRE Common Stock. The total number of shares
                      -------------------------------
of KRE Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into a total of 2,666,252 shares of St. Mary Common Stock (the "St. Mary Share Issuance"). Certificates representing the shares of St. Mary Common Stock to be issued hereby shall be delivered pro rata to the shareholders of KRE at the Closing in exchange for their surrender of all KRE Common Stock certificates. At the Effective Time, all such shares of KRE Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and KRM, KRH, KRI and the shareholders of KRI shall thereafter cease to have any rights with respect to such shares of KRE Common Stock.

                  (b) Capital  Stock of Merger Sub.  Each share of common stock,
                      -----------------------------
par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         Section 2.2   Exchange of Certificates.
                       -------------------------

                  (a)  Exchange  at  Closing.  At the  Closing,  St.  Mary shall
                       ----------------------
         deliver pro rata to the shareholders of KRE certificates aggregating the number of shares of St. Mary Common Stock set forth in Section
         2.1(a) and the shareholders of KRE shall surrender to St. Mary all certificates representing all issued and outstanding shares of KRE Common Stock.

                  (b) No Further  Ownership  Rights in KRE  Capital  Stock.  All
                      -----------------------------------------------------
         shares of St. Mary Common Stock issued upon the surrender of KRE Common Stock certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of KRE Common Stock theretofore represented by such certificates.

                  (c)  Further  Assurances.  If at any time after the  Effective
                       --------------------
         Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either KRE or Merger Sub, or otherwise to carry out the purposes and provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of KRE and Merger Sub, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1  Representations and Warranties of KRI. Except as set forth
                      --------------------------------------
in the KRI Disclosure Schedule attached to this Agreement as Schedule 3.1 (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein), KRI represents and warrants to St. Mary as follows:

                  (a)  Organization  and Standing of KRI.  KRI is a  corporation
                       ----------------------------------
         duly organized and validly existing and in good standing under the laws of the State of Texas. KRI has all requisite corporate power and authority to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.

                  (b)  Authority; No Conflicts.
                       ------------------------

                           (i) The execution,  delivery and  performance of this
                  Agreement have been duly authorized by all requisite corporate action on the part of KRI and KRE. This Agreement has been executed and delivered by KRI and KRE and constitutes valid and binding obligations of KRI and KRE enforceable in accordance with its terms

                  (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                           (ii) The execution and delivery of this  Agreement by
                  KRI and KRE does not, and the consummation of the Merger pursuant to this Agreement and the other transactions contemplated hereby will not, conflict with or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of the certificate of incorporation or bylaws of KRI or KRE.

                           (iii) No consent,  approval,  order or  authorization
                  of, or registration, declaration or filing with, any national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or is necessary with respect to KRI or KRE in connection with their execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated thereby, except for those required under or in relation to (A) the Securities Act of 1933, as amended (the "Securities Act"), (B) the corporate laws of Delaware and Colorado with respect to the filing of the Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Colorado Secretary of State, (C) the rules and regulations of Nasdaq, and (D) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on any party hereto. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (D) are hereinafter referred to as the "Required Consents."

                  (c) Ownership and  Distribution of KRE Common Stock.  KRM owns
                      ------------------------------------------------
         all of the issued and outstanding shares of KRE Common Stock free and clear of any lien, encumbrance or adverse claim. The Boards of Directors of KRM, KRH and KRI have duly authorized the Distributions.

                  (d) Finders or Advisors.  Except for Nesbitt Burns  Securities
                      --------------------
         Inc. ("Nesbitt Burns"), a copy of whose engagement agreement with KRI has been provided to St. Mary, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of KRI, KRH, KRM, KRE or the shareholders of KRI who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 3.2  Representations  and Warranties of KRI and KRE.  Except as
                      -----------------------------------------------
set forth in the KRE Disclosure  Schedule attached to this Agreement as Schedule
3.2 (the "KRE Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein), KRI and KRE represent and warrant to St. Mary as follows:

                  (a)  Organization  and  Standing  of KRE.  KRE and each of its
                       ------------------------------------
         Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not, either individually or in the aggregate, have a Material Adverse Effect on KRE. KRE is duly qualified to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. Except with respect to the KRE Subsidiaries set forth on the KRE Disclosure Schedule, KRE has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or business. The copies of the certificate of incorporation and bylaws of KRE which were previously furnished to St. Mary are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b)  Authority; No Conflicts.
                       ------------------------

                           (i) The execution,  delivery and  performance of this
                  Agreement have been duly authorized by all requisite corporate action on the part of KRE subject to the Required KRE Vote (as defined below). This Agreement has been executed and delivered by KRE and constitutes a valid and binding obligation of KRE enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                           (ii) The execution and delivery of this  Agreement by
                  KRE does not, and the consummation of the Merger by KRE and the other transactions contemplated hereby will not, conflict with, or result in a violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of KRE, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KRE or any Subsidiary of KRE or any of their properties or assets, except as would not have a Material Adverse Effect on to KRE, subject to obtaining the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below.

                           (iii) No consent,  approval,  order or  authorization
                  of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to KRE or its Subsidiaries in connection with the execution and delivery of this Agreement by KRE or the consummation of the Merger and the other transactions contemplated thereby, except for (A) the Required Consents, (B) such consents, approvals, orders, authorizations, registrations and declarations by Governmental Entities (including, without limitation, the Minerals Management Service, the Bureau of Land Management and all other federal and state regulatory entities having jurisdiction) in connection with the transfer, sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained by a purchaser subsequent to such sale or conveyance, and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on KRE or its Subsidiaries.

                           (iv) Except as set forth in the KRE Disclosure Schedule, all material contracts of KRE shall remain in full force and effect following, and notwithstanding the consummation of, the Merger.

                  (c)  Capitalization  of  KRE  and  Indebtedness  for  Borrowed
                       ---------------------------------------------------------
         Moneys.  KRE is duly and  lawfully  authorized  by its  certificate  of
         -------
         incorporation, to issue 1,000 shares of KRE Common Stock, of which as of the date hereof there are issued and outstanding 1,000 shares. All outstanding shares of KRE Common Stock have been issued to and are held by KRM. KRE has no treasury stock and no other authorized series or class of stock. All the outstanding shares of KRE Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Neither KRE nor any of its Subsidiaries is obligated to issue any additional capital stock or voting securities as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreements or other obligations of any kind. KRE is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the KRE Financial Statements (as hereinafter defined) or the KRE Disclosure Schedule.

                  (d) KRE  Financial  Statements.  KRE has furnished to St. Mary
                      ---------------------------
         its audited balance sheets as of December 31, 1996, 1997 and 1998, its audited statements of income and retained earnings and cash flows for each of the three years ended December 31, 1998, its unaudited balance sheet as of May 31, 1999, and its unaudited statements of income and cash flows for the five months ended May 31, 1999 (collectively, the "KRE Financial Statements"). All of the KRE Financial Statements present fairly, in all material respects, the financial position of KRE as of the respective balance sheet dates and the results of its operations and cash flows for the respective periods therein specified. The KRE Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis.

                  (e) Present Status.  Except as otherwise  disclosed in the KRE
                      ---------------
         Disclosure Schedule, from May 31, 1999 to the date of this Agreement, KRE and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of KRE and its Subsidiaries or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business of KRE and which do not have a Material Adverse Effect on KRE.

                  (f)  Litigation.  Except  as  disclosed  in the KRE  Financial
                       -----------
         Statements or Schedule 3.2(f) hereto, there are no legal actions, suits, arbitrations or other legal or administrative proceedings pending or, to the Knowledge of KRI or KRE, threatened against KRE or any

         Subsidiary of KRE which would reasonably be expected to have a Material Adverse Effect on KRE and its Subsidiaries. In addition, neither KRI nor KRE is aware of any facts which to the best of its Knowledge would reasonably be expected to result in any action, suit, arbitration or other proceeding which would reasonably be expected to have a Material Adverse Effect on KRE and its Subsidiaries. Neither KRE nor any of its Subsidiaries is in default of any judgment, order or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in the KRE Financial Statements or on the KRE Disclosure Schedule.

                  (g) Compliance With the Law and Other Instruments. To the best
                      ----------------------------------------------
         of KRE's and KRI's Knowledge, the business operations of KRE and its Subsidiaries have been and are being conducted in compliance in all material respects with all applicable laws, rules, and regulations of all authorities. Neither KRE nor any of its Subsidiaries are in violation of, or in default under, any term or provision of its certificate of incorporation or its bylaws or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, except those violations, defaults and restrictions which do not, individually or in the aggregate, have a Material Adverse Effect on KRE and its Subsidiaries, or which do not prohibit KRE from entering into this Agreement.

                  (h) Title to  Properties  and  Assets.  Except as set forth on
                     -----------------------------------
         Schedule 3.2(h) hereto, each of KRE and its Subsidiaries has good and defensible title to the leasehold or well interests set forth in the Ryder Scott Company reports as of January 1, 1999, dated April 9, 1999 and as of January 1, 1999 dated May 21, 1999 (the "Ryder Scott Reports") and the Netherland Sewell and Associates, Inc. report as of January 1, 1999, dated April 9, 1999 (the "Netherland Sewell Report"), and as to all of its material properties and assets, including without limitation those reflected in the KRE Financial Statements and those used or located on property controlled by KRE or any of its Subsidiaries in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in the KRE Financial Statements or the KRE Disclosure Schedule; or (b) do not have a Material Adverse Effect on KRE and its Subsidiaries, taken together.

                  (i) Oil and Gas  Leases and Wells.  KRE has  furnished  to St.
                      ------------------------------
         Mary lists of all oil and gas leases and wells in which either KRE or its Subsidiaries own or claim any type of right or interest, whether legal, equitable, or beneficial (the "KRE Leases and Wells Lists"), and the KRE Leases and Wells Lists are accurate and complete in all material respects. All leases listed on the KRE Leases and Wells Lists are valid and in full force and effect, and all rentals, royalties, shut-in payments, minimum royalties, and other payments due thereunder have been timely and properly made. Except as specifically set forth on the KRE Leases and Wells Lists, KRE and its Subsidiaries enjoy and are in peaceful and undisturbed possession under each lease and for each well so listed. Neither KRE nor any of its Subsidiaries has received any notice of, and there does not exist, any default, event, occurrence or act which, with the giving of notice or lapse of time or both, would become a default under any such lease, and neither KRE nor any of its Subsidiaries has violated any of the terms or conditions under any such lease in any material respect. To the Knowledge of KRI and KRE, such real property and the wells, pipelines, gathering lines and facilities, processing facilities, flow lines, tanks, pumps, production platforms, equipment and any and all other buildings, fixtures, equipment and other property attached or appurtenant thereto or situated thereon are in good operating condition and repair, in compliance in all material respects with all applicable laws and are adequate and suitable for the purposes for which they are presently being used, except for such matters which in the aggregate, would not have a Material Adverse Effect on KRE and its Subsidiaries, taken together.

                  (j)  Records.  To the best of KRI's and KRE's  Knowledge,  the
                       --------
         books of account and other records of KRE and its Subsidiaries are complete and correct in all material respects, and there have been no material transactions involving the business of KRE and its Subsidiaries which properly should have been set forth in such records, other than those set forth therein.

                  (k) Absence of Certain Changes or Events.  Except as set forth
                      -------------------------------------
         in Schedule 3.2(k) hereto, since May 31, 1999, (i) there has not been any material adverse change in, or event or condition which has had a Material Adverse Effect on, the condition (financial or otherwise), properties, assets, liabilities or, to the best of KRI's and KRE's Knowledge, the business of KRE and its Subsidiaries, taken together, (other than any change or circumstance relating to the economy or securities markets in general or to the oil and gas industry in general and not specifically relating to KRE) and (ii) KRE has not declared or paid any dividend or made any other distribution in respect of any of its capital stock or repurchased or redeemed or otherwise acquired any shares of its capital stock or obligated itself to do any of the foregoing.

                  (l)  Taxes.  To the  Knowledge  of KRI and KRE,  except as set
                       ------
         forth in Schedule 3.2(l) hereto, KRE and KRE's Subsidiaries have duly filed all federal, state, county, local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance and occupation (sales) and use taxes) required to have been filed up to the date hereof. To the Knowledge of KRI and KRE, all of the foregoing returns are true and correct in all material respects and KRE and KRE's Subsidiaries have paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. To the Knowledge of KRI and KRE, KRE and KRE's Subsidiaries have no liability for any amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of KRI, KRE and KRE's Subsidiaries as of the Closing Date.

                  (m) Environmental Matters. Neither KRI nor KRE is aware of any
                      ----------------------
         actions, proceedings or investigations pending or, to the best of KRI's and KRE's Knowledge, threatened before any federal, state or foreign environmental regulatory body or before any federal, state or foreign court alleging material noncompliance by KRE or any of its Subsidiaries with CERCLA or any other laws or regulations regulating the discharge of materials into the environment ("Environmental Laws"). To the best of KRI's and KRE's Knowledge: (i) there is no reasonable basis for the institution of any material action, proceeding or investigation against KRE or any of its Subsidiaries for violation of any Environmental Law;
         (ii) neither KRE nor any of its Subsidiaries is responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA) caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to KRE; (iii) neither KRE nor any of its Subsidiaries is responsible for any costs of any remedial action required by virtue of any release of any hazardous substance, pollutant or contaminant into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to KRE; (iv) KRE and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by KRE or any of its Subsidiaries contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which violates any Environmental Law in any material respect.

                  (n) KRE Benefit Plans.
                      ------------------

                           (i)  Attached  hereto  as  Schedule  3.2(n) is a list
                  identifying   each   Benefit   Plan  of  KRE  or  any  of  its
                  Subsidiaries or in which they participate. For purposes of this Agreement, the term "Benefit Plan" means, with respect to any Person (as defined in Section 7.5), any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement, (or plan, program, or arrangement) covering any present or former employee of such Person or a Subsidiary of such Person and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by such Person or a Subsidiary of such Person).

                           (ii) With respect to each KRE Benefit Plan, there has
                  been delivered to St. Mary, (i) copies of each such KRE Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) the most recent audited (if required or otherwise available) or unaudited financial statement with respect to each such KRE Benefit Plan; (iii) copies of the most recent determination letters with respect to any such KRE Benefit Plan which is an employee pension benefit plan (as such term is defined under ERISA) intended to qualify under the Internal Revenue Code of 1986 (the "Code") ; and (iv) copies of the most recent actuarial reports, if any, of each such KRE Benefit Plan.

                           (iii) With respect to each KRE Benefit Plan:

                                    (A) each such KRE  Benefit  Plan which is an
                           employee pension benefit plan intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and no event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

                                    (B)  KRE  has   complied  in  all   material
                           respects with all provisions of ERISA and no act or omission by KRE in connection with any KRE Benefit Plan has occurred that will or could reasonably be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under ERISA;

                                    (C) all insurance and annuity  premiums,  if
                           any, required for all periods up to and including the Closing have been or will be paid;

                                    (D) no KRE  Benefit  Plan  provides  for any
                           post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under the Code or ERISA or applicable state or local Law;

                                    (E) all contributions  required to have been
                           made by law or under the terms of any contract, agreement or KRE Benefit Plan for all complete and partial periods up to and including the Closing have been made or will be made;

                                    (F) the  transactions  contemplated  by this
                           Agreement will not be the direct or indirect cause of any amount paid or payable from such KRE Benefit Plan being classified as an excess parachute payment under the Code;

                                    (G) there are no matters  pending before the
                           United States Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

                                    (H)  there  have been no claims or notice of
                           claims filed under any fiduciary liability insurance policy covering any KRE Benefit Plan;

                                    (I) each and  every  such KRE  Benefit  Plan
                           which is a group health plan (as such term is defined under the Code or ERISA) complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code, ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits;

                                    (J) each and every KRE Benefit Plan which is
                           a cafeteria plan or flexible spending account plan complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state, or local Laws or ordinances; and

                                    (K) each and every KRE Benefit Plan which is
                           a dependent care assistance program complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state or local Laws or ordinances.

                           (iv) With respect to any employee benefit plan (within the meaning of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program, or agreement is currently in effect):

                                    (A) there are no actions,  suits,  or claims
                           (other than routine claims for benefits in the ordinary course) pending or, to the best Knowledge of KRE threatened, and to the best Knowledge of KRE there are no facts which could give rise to any such actions, suits, or claims (other than routine claims for benefits in the ordinary course), which could subject KRE to any material liability;

                                    (B)  KRE  has not  engaged  in a  prohibited
                           transaction, as such term is defined in the Code which would subject KRE to any taxes, penalties or other liabilities resulting from prohibited transactions under the Code or under ERISA; and

                                    (C) KRE is not subject to (1) any liability,
                           lien  or  other   encumbrance   under  any  agreement
                           imposing secondary liability on KRE as a seller of the assets of a business under ERISA or the Code, (2) contingent liability under ERISA to the PBGC or to any plan, participant, or other person or (3) a lien or other encumbrance under ERISA.

                           (v) (A) KRE is not subject to any legal, contractual,
                  equitable, or other obligation to continue any KRE Benefit Plan of any nature, including, without limitation any KRE Benefit Plan or any other pension, profit sharing, welfare, or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue participation in any such benefit plan, policy or practice) on or after the Closing;

                                    (B) KRE may, in any manner,  and without the
                           consent of any employee, beneficiary or other person, terminate, modify or amend any such KRE Benefit Plan (or its participation in such KRE Benefit Plan or any other plan, program or practice) effective as of any date on or after the Closing; and

                                    (C)  no  representations  or  communications
                           (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any KRE Benefit Plan have been made prior to the Closing to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such KRE Benefit Plan as in effect immediately prior to the Closing.

                           (vi)   KRE   has  at  no  time   participated   in  a
                  multi-employer pension plan defined under Section 3(37) of ERISA.

                           (vii) With respect to each and every KRE Benefit Plan
                  subject to ERISA: (A) no such KRE Benefit Plan or related trust has been terminated or partially terminated; (B) no liability to the PBGC has been or is expected to be incurred with respect to such KRE Benefit Plan; (C) the PBGC has not instituted and to the best Knowledge of KRE is not expected to institute any proceedings to terminate such KRE Benefit Plan;
                  (D) there has been no reportable event (within the meaning of ERISA); (E) there exists no condition or set of circumstances that presents a material risk of the termination of such KRE Benefit Plan by the PBGC; (F) no accumulated funding deficiency (as defined under ERISA and the Code), whether or not waived, exists with respect to such KRE Benefit Plan; and
                  (G) the current value of all vested accrued benefits under each such KRE Benefit Plan did not as of the last day of the most recently ended fiscal year of each KRE Benefit Plan, and will not as of the Closing, exceed the current value of the assets of each such KRE Benefit Plan allocable to such vested accrued benefits determined by KRE Benefit Plans' actuary on an ongoing basis.

                           (viii) Except as set forth on Schedule 3.2(n)(viii) hereto, no director or officer or other employee of KRE or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of KRE) solely as a result of the transactions contemplated by this Agreement.

                  (o) Year 2000 Matters.  Except as set forth on Schedule 3.2(o)
                      ------------------
         hereto, the computer software operated by KRE and each of its Subsidiaries is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in the prior sentence will not be material to KRE and its Subsidiaries. To the Knowledge of KRI and KRE, neither KRE nor any of its Subsidiaries has relationships with third parties the failure of whose systems to be Year 2000 compliant will be material to KRE.

                  (p) Confidentiality  Agreements.  All current employees of KRE
                      ----------------------------
         and its Subsidiaries have executed the KRE Information Resources User Acknowledgment and have received a copy of the KRE Information Resources Use and Protection Policy.

                  (q) Vote Required.  The affirmative vote of the holders of the
                      --------------
         majority of the outstanding shares of KRE Common Stock at a duly held meeting of such holders (the "Required KRE Vote") to approve the Merger is the only vote of the shareholders of KRE, KRH, KRM or KRI required, other than the votes of the Boards of Directors of KRM, KRH and KRI to approve the Merger.

                  (r) Fairness  Opinion.  KRI has received  from Nesbitt  Burns,
                      ------------------
         KRI's financial advisor with respect to the transactions contemplated by this Agreement, an opinion to the effect that the consideration to be received by the KRI shareholders in the Merger is fair to the KRI shareholders from a financial point of view.

                  (s) Full Disclosure. To the best of KRI's and KRE's Knowledge,
                      ----------------
         this Agreement and any Schedules, certificates and the KRE Leases and Wells Lists delivered by KRI and KRE in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of KRI's and KRE's Knowledge, there are no facts or circumstances relating to KRE or any Subsidiary of KRE that will have, or would be reasonably likely to have, a Material Adverse Effect on St. Mary following the Closing Date, other than any facts or circumstances (A) disclosed in this Agreement or any schedule, exhibit or other document delivered in connection herewith, or (B) previously disclosed to St. Mary by KRI or KRE.

         Section 3.3  Representations and Warranties by St. Mary.  Except as set
                      -------------------------------------------
forth in the St. Mary Disclosure Schedule attached to this Agreement as Schedule
3.3 (the "St. Mary Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), St. Mary hereby represents and warrants to KRI as follows:

                  (a)  Organization  and Standing of St. Mary. St. Mary and each
                       ---------------------------------------
         of its Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in jurisdictions where the failure to so qualify would not, either individually or in the aggregate, have a Material Adverse Effect on St. Mary. Except with respect to the St. Mary Subsidiaries set forth on the St. Mary Disclosure Schedule, St. Mary has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business. The copies of the certificate of incorporation and bylaws of St. Mary which were previously furnished to KRI and KRE are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b)  Authority; No Conflicts.
                       ------------------------

                           (i) The execution,  delivery and  performance of this
                  Agreement have been duly authorized by all requisite corporate action on the part of St. Mary, subject to the Required St. Mary Vote (as defined below). This Agreement has been executed and delivered by St. Mary and constitutes a valid and binding obligation of St. Mary enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                           (ii) The execution and delivery of this  Agreement by
                  St. Mary does, and the consummation by St. Mary of the Merger and the other transactions contemplated hereby will not, conflict with or result in a violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of St. Mary, (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to St. Mary or any Subsidiary of St. Mary or any of its properties or assets, except as would not have a Material Adverse Effect on St. Mary, subject to obtaining the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below.

                           (iii) No consent,  approval,  order or  authorization
                  of, or registration, declaration or filing with, a Governmental Entity is required by or with respect to St. Mary or its Subsidiaries in connection with the execution and delivery of this Agreement by St. Mary or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on St. Mary or its Subsidiaries.

                  (c)  Capitalization  of St. Mary and Indebtedness for Borrowed
                       ---------------------------------------------------------
         Moneys. St. Mary is duly and lawfully  authorized by its certificate of
         -------
         incorporation to issue 50,000,000 shares of St. Mary Common Stock, of which as of the date hereof there are 11,276,938 shares issued and outstanding and 182,800 shares held by St. Mary as treasury stock. St. Mary has no other authorized series or class of stock. All the outstanding shares of St. Mary Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All of the shares of St. Mary Common Stock to be issued upon consummation of the Merger will be, at the time of issuance, duly authorized and validly issued, and will be fully paid and nonassessable and free of preemptive rights. St. Mary has a Stock Option Plan and an Incentive Stock Option Plan (collectively, the "St. Mary Option Plans") which provide for the issuance of up to an aggregate of 1,650,000 shares of St. Mary Common Stock pursuant to the exercise of options granted under the St. Mary Option Plans. As of the date hereof, options representing in the aggregate the right to purchase 684,322 shares of St. Mary Common Stock have been granted under the St. Mary Option Plans and remain outstanding. St. Mary has an Employee Stock Purchase Plan for the purchase of up to 500,000 shares of St. Mary Common Stock, under which 24,821 shares of St. Mary Common Stock have been purchased through the date hereof. Except with respect to the foregoing and to this Agreement, and except as set forth on
         Schedule 3.3(c), neither St. Mary nor any of its Subsidiaries is obligated to issue any additional capital stock or voting securities as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreement or other obligation of any kind. St. Mary is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the St.
         Mary Financial Statements (as hereinafter defined).

                  (d)  St. Mary SEC Reports and Financial Statements.
                       ----------------------------------------------

                           (i)  St.  Mary  has  filed  all   required   reports,
                  schedules, forms, statements and other documents required to be filed with the SEC (collectively, including all exhibits thereto, the "St. Mary SEC Reports"). No Subsidiary of St. Mary is required to file any form, report or other document with the SEC. None of the St. Mary SEC Reports, as of their respective dates (and, if amended or superseded by filings prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements
                  (including the related notes) included in the St. Mary SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of St. Mary and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein. All of such St. Mary SEC Reports, as of their respective dates (and as of the date of any amendment to the respective St. Mary SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

                           (ii) St. Mary has furnished to KRM and KRI its audited balance sheets as of December 31, 1996, 1997 and 1998, its audited statements of operations and statements of cash flows for each of the three years ended December 31, 1998, its unaudited balance sheet as of May 31, 1999, and its unaudited income statement and statement of cash flows for the five months ended May 31, 1999 and 1998 (collectively, the "St. Mary Financial Statements"). All of the St. Mary Financial Statements present fairly, in all material respects, the financial position of St. Mary as of the respective balance sheet dates, and the results of its operations and cash flows for the respective periods therein specified. The St. Mary Financial Statements were prepared in accordance with GAAP (except in the case of unaudited interim financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis.

                  (e) Present Status.  Except as otherwise  disclosed in the St.
                      ---------------
         Mary Disclosure Schedule, from May 31, 1999 to the date of this Agreement, St. Mary and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of St. Mary and its Subsidiaries or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business of St. Mary and which do not have a Material Adverse Effect on St. Mary.

                  (f) Litigation.  Except as disclosed in the St. Mary Financial
                      -----------
         Statements, the St. Mary Disclosure Schedule or Schedule 3.3(f) hereto, there are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or, to the Knowledge of St. Mary, threatened against St. Mary or any Subsidiary of St. Mary which would reasonably be expected to have a Material Adverse Effect on St. Mary and its Subsidiaries. In addition, St. Mary is not aware of any facts which to the best of its Knowledge would reasonably be expected to result in any action, suit, arbitration or other proceeding which would reasonably be expected to have a Material Adverse Effect on St. Mary and its Subsidiaries. Neither St. Mary nor any of its Subsidiaries is in default of any judgment, order or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality.

                  (g) Compliance With the Law and Other Instruments. To the best
                      ----------------------------------------------
         of St. Mary's Knowledge, the business operations of St. Mary have been and are being conducted in compliance in all material respects with all applicable laws, rules, and regulations of all authorities. St. Mary is not in violation of, or in default under, any term or provision of its certificate of incorporation or its bylaws or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, except those violations, defaults and restrictions which do not, individually and in the aggregate, have a Material Adverse Effect on St. Mary and its Subsidiaries,or which do not prohibit St. Mary from entering into this Agreement.

                  (h) Title to  Properties  and  Assets.  Except as set forth on
                      ----------------------------------
         Schedule 3.3(h) hereto, St. Mary and its Subsidiaries have good and defensible title to all of its material properties and assets, including without limitation those reflected in the St. Mary Financial Statements and those used or located on property controlled by St. Mary or any of its Subsidiaries in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in the St. Mary Financial Statements; or (b) do not have a Material Adverse Effect on St. Mary and its Subsidiaries, taken together.

                  (i) Oil and Gas Leases and Wells.  St. Mary has  furnished  to
                      -----------------------------
         KRI lists of all oil and gas leases and wells in which St. Mary owns or claims any type of right or interest whether legal, equitable, or beneficial (the "St. Mary Leases and Wells Lists") and the St. Mary Leases and Wells Lists are accurate and complete in all material respects. All leases listed on the St. Mary Leases and Wells Lists are valid and in full force and effect, and all rentals, royalties, shut-in payments, minimum royalties, and other payments due thereunder have been timely and properly made. Except as specifically set forth on the St. Mary Leases and Wells Lists, St. Mary enjoys and is in peaceful and undisturbed possession under each lease and for each well so listed. St. Mary has not received any notice of, and there does not exist, any default, event, occurrence or act which, with the giving of notice or lapse of time or both, would become a default under any such lease, and St. Mary has not violated any of the terms or conditions under any such lease in any material respect. To the Knowledge of St. Mary, such real property and the wells, pipelines, gathering lines and facilities, processing facilities, flow lines, tanks, pumps, production platforms, equipment and any and all other buildings, fixtures, equipment and other property attached or appurtenant or situated thereon are in good operating condition and repair, in compliance in all material respects with all applicable laws and are adequate and suitable for the purposes for which they are presently being used, except for such matters which in the aggregate, would not have a Material Adverse Effect on St. Mary.

                  (j) Records.  To the best of St. Mary's  Knowledge,  the books
                      --------
         and other records of St. Mary and its Subsidiaries are complete and correct in all material respects, and there have been no material transactions involving the business of St. Mary and its Subsidiaries which properly should have been set forth in such records, other than those set forth therein.

                  (k) Absence of Certain Changes or Events.  Since May 31, 1999,
                      -------------------------------------
         (i) there has not been any material adverse change in, or event or condition which has had a Material Adverse Effect on, the condition (financial or otherwise), properties, assets, liabilities or, to the best of St. Mary's Knowledge, the business of St. Mary and its Subsidiaries, taken together (other than any change or circumstance relating to the economy or securities markets in general or to the oil and gas industry in general and not specifically relating to St. Mary), and (ii) except for its $0.05 per share St. Mary Common Stock dividend per quarter, St. Mary has not declared or paid any dividend or made any other distribution in respect of any of its capital stock, and except for the purchase of 182,800 shares of St. Mary Common Stock under its open market share repurchase program, St. Mary has not repurchased or redeemed or otherwise acquired any shares of its capital stock or obligated itself to do any of the foregoing.

                  (l) Taxes.  To the  Knowledge  of St.  Mary,  St. Mary and its
                      ------
         Subsidiaries have duly filed all federal, state, county, local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by St. Mary and its Subsidiaries up to the date hereof. To the Knowledge of St. Mary, all of the foregoing returns are true and correct in all material respects and St. Mary and its Subsidiaries have paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. To the Knowledge of St. Mary, St. Mary and its Subsidiaries have no liability for any amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of St. Mary and its Subsidiaries as of the Closing Date.

                  (m)  Environmental  Matters.  St.  Mary  is not  aware  of any
                       -----------------------
         actions, proceedings or investigations pending or, to the best of St. Mary's Knowledge, threatened before any federal, state or foreign environmental regulatory body or before any federal, state or foreign court alleging material noncompliance by St. Mary or any of its Subsidiaries with any Environmental Laws. To the best of St. Mary's
         Knowledge: (i) there is no reasonable basis for the institution of any material action, proceeding or investigation against St. Mary or any of its Subsidiaries for violation of any Environmental Law; (ii) neither St. Mary nor any of its Subsidiaries is responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA) caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to St. Mary; (iii) neither St. Mary nor any of its Subsidiaries is responsible for any costs of any remedial action required by virtue of any release of any hazardous substance, pollutant or contaminant into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to St. Mary; (iv) St. Mary and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by St. Mary or any of its Subsidiaries contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which violates any Environmental Law in any material respect.

                  (n) St. Mary Benefit Plans.
                    -------------------------

                           (i) Attached hereto as Schedule 3.3(n) is a list identifying each Benefit Plan of St. Mary or any of its Subsidiaries.

                           (ii) With  respect  to each St.  Mary  Benefit  Plan,
                  there has been delivered to KRM and KRI, (i) copies of each such St. Mary Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) the most recent audited (if required or otherwise available) or unaudited financial statement with respect to each such St. Mary Benefit Plan;
                  (iii) copies of the most recent determination letters with respect to any such St. Mary Benefit Plan which is an employee pension benefit plan (as such term is defined under ERISA) intended to qualify under the Code; and (iv) copies of the most recent actuarial reports, if any, of each such St. Mary Benefit Plan.

                           (iii) With respect to each St. Mary Benefit Plan:

                                    (A) each such St. Mary Benefit Plan which is
                           an employee pension benefit plan intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and no event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

                                    (B) St. Mary has  complied  in all  material
                           respects with all provisions of ERISA and no act or omission by St. Mary in connection with any St. Mary Benefit Plan has occurred that will or could reasonably be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under ERISA;

                                    (C) all insurance and annuity  premiums,  if
                           any, required for all periods up to and including the Closing have been or will be paid;

                                    (D) no St. Mary  Benefit  Plan  provides for
                           any post-retirement life, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under the Code or ERISA or applicable state or local Law;

                                    (E) all contributions  required to have been
                           made by law or under the terms of any contract, agreement or St. Mary Benefit Plan for all complete and partial periods up to and including the Closing have been made or will be made;

                                    (F) the  transactions  contemplated  by this
                           Agreement will not be the direct or indirect cause of any amount paid or payable from such St. Mary Benefit Plan being classified as an excess parachute payment under the Code;

                                    (G) there are no matters  pending before the
                           United States Internal Revenue Service, the United States Department of Labor or the PBGC;

                                    (H)  there have been no claims or  notice of
                           claims filed under any fiduciary liability insurance policy covering any St. Mary Benefit Plan;

                                    (I) each and  every  such St.  Mary  Benefit
                           Plan which is a group health plan (as such term is defined under the Code or ERISA), complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code, ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits;

                                    (J) each and every  St.  Mary  Benefit  Plan
                           which is a cafeteria plan or flexible spending account plan complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state, or local Laws or ordinances; and

                                    (K) each and every  St.  Mary  Benefit  Plan
                           which is a dependent care assistance program complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state or local Laws or ordinances.

                           (iv) With respect to any employee benefit plan (within the meaning of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program, or agreement is currently in effect):

                                    (A) there are no actions,  suits,  or claims
                           (other than routine claims for benefits in the ordinary course) pending or, to the best Knowledge of St. Mary threatened, and to the best Knowledge of St. Mary there are no facts which could give rise to any such actions, suits, or claims (other than routine claims for benefits in the ordinary course), which could subject St. Mary to any material liability;

                                    (B) St. Mary has not engaged in a prohibited
                           transaction, as such term is defined in the Code which would subject St. Mary to any taxes, penalties or other liabilities resulting from prohibited transactions under the Code or under ERISA; and

                                    (C)  St.  Mary  is not  subject  to (1)  any
                           liability, lien or other encumbrance under any agreement imposing secondary liability on St. Mary as a seller of the assets of a business under ERISA or the Code, (2) contingent liability under ERISA to the PBGC or to any plan, participant, or other person or
                           (3) a lien or other encumbrance under ERISA.

                           (v) St. Mary has at no time participated in a multi-employer pension plan defined under Section 3(37) of ERISA.

                           (vi) With  respect to each and every St. Mary Benefit
                  Plan subject to ERISA: (A) no such St. Mary Benefit Plan or related trust has been terminated or partially terminated; (B) no liability to the PBGC has been or is expected to be incurred with respect to such St. Mary Benefit Plan; (C) the PBGC has not instituted and to the best Knowledge of St. Mary is not expected to institute any proceedings to terminate such St. Mary Benefit Plan; (D) there has been no reportable event (within the meaning of ERISA); (E) there exists no condition or set of circumstances that presents a material risk of the termination of such St. Mary Benefit Plan by the PBGC; (F) no accumulated funding deficiency (as defined under ERISA and the
                  Code), whether or not waived, exists with respect to such St. Mary Benefit Plan; and (G) the current value of all vested accrued benefits under each such St. Mary Benefit Plan did not as of the last day of the most recently ended fiscal year of each St. Mary Benefit Plan, and will not as of the Closing, exceed the current value of the assets of each such St. Mary Benefit Plan allocable to such vested accrued benefits determined by St. Mary Benefit Plans' actuary on an ongoing basis.

                           (vii) No director or officer or other employee of St.
                  Mary or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of St. Mary) solely as a result of the transactions contemplated by this Agreement.

                  (o) Year 2000 Matters.  The computer  software operated by St.
                      ------------------
         Mary is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in the prior sentence will not be material to St. Mary and its Subsidiaries. To the Knowledge of St. Mary, neither St. Mary nor any of its Subsidiaries has relationships with third parties the failure of whose systems to be Year 2000 compliant will be material to St. Mary.

                  (p) Finders and Advisors.  Except for Deutsche Bank Securities
                      ---------------------
         Inc. a copy of whose engagement agreement with St. Mary has been provided to KRM and KRI, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of St. Mary or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  (q) Vote  Required.  The  affirmative  vote of the  holders of
                      ---------------
         shares of St. Mary Common Stock representing a majority of the total shares represented at a duly held meeting of the holders of outstanding shares of St. Mary Common Stock (the "Required St. Mary Vote") to approve the St. Mary Share Issuance pursuant to the terms of this Agreement is the only vote of the holders of St. Mary capital stock necessary for the Merger.

                  (r) Fairness Opinion. St. Mary has received from Deutsche Bank
                      -----------------
         Securities Inc., St. Mary's financial advisor with respect to the transactions contemplated by this Agreement, an opinion to the effect that the consideration to be paid by St. Mary in the Merger is fair to St. Mary from a financial point of view.

                  (s) Full Disclosure. To the best of St. Mary's Knowledge, this
                      ----------------
         Agreement, and any Schedules, certificates and other St. Mary Leases and Wells Lists delivered by St. Mary in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of St. Mary's Knowledge, there are no facts or circumstances relating to St. Mary or any Subsidiary of St. Mary that will have, or would be reasonably likely to have, a Material Adverse Effect on St. Mary following the Closing Date, other than any facts or circumstances (A) disclosed in this Agreement or any schedule, exhibit or other document delivered in connection herewith, or (B) previously disclosed to KRI or KRE by St. Mary.

         Section 3.4  Representations and Warranties of St. Mary and Merger Sub.
                      ----------------------------------------------------------
  St. Mary and Merger Sub represent and warrant to KRI and KRE as follows:

                  (a)  Organization  and Standing of Merger Sub. Merger Sub is a
                       -----------------------------------------
         corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. Merger Sub is a first-tier wholly owned subsidiary of St. Mary.

                  (b) Authority.  Merger Sub has all requisite  corporate  power
                      ----------
         and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally.

                  (c) Non-Contravention. The execution, delivery and performance
                      ------------------
         by Merger Sub of this Agreement and the consummation by Merger Sub of transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

                  (d) No Business  Activities by Merger Sub.  Merger Sub has not
                      --------------------------------------
         conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.
         Merger Sub has no subsidiaries.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1  Covenants of KRI and KRE.  During the period from the date
                      -------------------------
of this Agreement and continuing until the Effective Time, KRI and KRE agree that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the KRE Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that St.
Mary shall otherwise consent in writing):

                  (a) Ordinary Course.
                      ----------------

                           (i) KRE and its  Subsidiaries  shall  carry  on their
                  respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and other having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by KRE or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                           (ii) KRI or KRE shall  promptly  give St. Mary notice
                  of what it reasonably believes to be any material occurrence in the business of KRE or any of its Subsidiaries. KRE shall not, and shall not permit any of its Subsidiaries to, incur or commit to any capital or other expenditure, whether or not in the ordinary course of business, in excess (as to KRE and its Subsidiaries) of $500,000 without the prior written consent of St. Mary, except for capital or other expenditures set forth on Schedule 4.1(a)(ii) attached to this Agreement.

                           (iii) Notwithstanding the provisions of Section 4.1(a)(i), the parties agree and acknowledge that from the date hereof through the Closing Date, KRE will substantially reduce (and possibly eliminate) its drilling, exploration, development and related activities, provided that such reduction (or elimination) does not constitute, or result in, a material breach by KRE of a written commitment, contract or agreement in effect as of the date hereof or otherwise does not result in a penalty which would have a Material Adverse Effect on KRE. The parties further agree and acknowledge that any such reduction (or elimination) will not constitute a violation of the obligations of KRI and KRE hereunder. In the event that KRE elects not to pursue a material drilling, exploration, development or related opportunity presented to KRE by a third party from the date hereof through the Closing Date, KRE shall give St. Mary written notice thereof, and St. Mary shall have the right to pursue such opportunity for its own benefit and at its own cost and expense. KRE will use its commercially reasonable efforts to assist St. Mary in exercising the right to pursue any such opportunity.

                  (b) Dividends;  Changes in Share  Capital.  KRE  shall not (i)
                      --------------------------------------
          declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of KRE which remains a wholly owned Subsidiary after consummation of such transactions, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock; provided, however, that KRE may increase its authorized capital stock and take such other action as necessary to insure that the distribution of KRE stock to shareholders of KRI is on a one for one basis; and provided, further, that this provision shall not prohibit intercompany transactions in the ordinary course of business consistent with past practice.

                  (c)  Issuance  of  Securities.  KRE shall  not,  and shall not
                       -------------------------
         permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned Subsidiary of KRE of capital stock to such Subsidiary's parent.

                  (d)  Governing  Documents.  Except to the extent  required  to
                       ---------------------
         comply with obligations hereunder or required by law, KRE and its Subsidiaries shall not amend in any material respect or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

                  (e)  No Acquisitions.  KRE shall not, and shall not permit any
                       -----------------
         of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of KRE and its Subsidiaries in the ordinary course subject to Section 4.1(a)(ii)); provided, however, that the foregoing shall not prohibit (y) internal reorganizations or consolidations involving existing Subsidiaries of KRE, or (z) the creation of new Subsidiaries of KRE organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f)  No Dispositions.  Other than (i) internal reorganizations
                       ----------------
         or consolidations involving existing Subsidiaries of KRE, or (ii) in the ordinary course of business, KRE shall not, and shall not permit any Subsidiary of KRE to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of KRE) which are material individually or in the aggregate to KRE.

                  (g)  Investments;  Indebtedness.  Subject to the provisions of
                       ---------------------------
         Section 7.2(c) and 7.3(c), KRE shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice, or (iii), subject to Section 4.1(a)(ii), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement other than the incurring of accounts payable and accrued expenses, extensions of credit, advances of funds and intercompany transactions in the ordinary course of business consistent with past practices.

                  (h)  Tax-Free Qualification.  KRI and KRE shall not, and shall
                       -----------------------
         not permit any of KRI's or KRE's Subsidiaries to, take any action that would reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

                  (i)  Compensation.  Except  as  contemplated  in  Section  5.9
                       -------------
         hereof, KRE shall not, and shall not permit any of its Subsidiaries to, increase the amount of compensation of any executive officer or other senior employee, make any increase in, or commitment to increase, any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any KRE Benefit Plan.

                  (j)  Accounting  Methods;  Income  Tax  Elections.  Except  as
                       ---------------------------------------------
         required by a Governmental Entity, KRE shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by KRE's independent auditors. KRE shall not (i) change its fiscal year or (ii) make any material tax election.

                  (k)  Preservation of Property.  KRE shall take such reasonable
                       -------------------------
         actions and institute such reasonable procedures as St. Mary may from time to time specify for assuring that the property of KRE, including but not limited to its equipment and records, is preserved for the benefit of St. Mary upon the completion of the Merger, and all reasonable costs associated with such actions and procedures shall be borne by KRI.

         Section 4.2  Covenants of St. Mary.  During the period from the date of
                      ----------------------
this Agreement and continuing until the Effective Time, St. Mary agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the St. Mary Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that KRM, KRI and KRE shall otherwise consent in writing):

                  (a) Ordinary Course.
                      ----------------

                           (i) St.  Mary  and its  Subsidiaries  shall  carry on
                  their respective business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by St. Mary or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                           (ii) St. Mary shall  promptly give KRE notice of what
                  it reasonably believes to be any material occurrence in the business of St. Mary or any of its Subsidiaries. St. Mary shall not, and shall not permit any of its Subsidiaries to, incur or commit to any capital or other expenditure, whether or not in the ordinary course of business, in excess of $1,000,000 without the prior written consent of KRE, which consent shall not be unreasonably withheld or delayed, except for capital or other expenditures set forth on Schedule 4.2(a)(ii) attached to this Agreement.

                  (b) Dividends;  Changes in Share  Capital.  St. Mary shall not
                      --------------------------------------
         (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for a dividend not to exceed $0.05 per share of St. Mary Common Stock per quarter, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of St. Mary which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) except under its current open market St. Mary Common Stock share repurchase program (which shall not be expanded or altered), repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares or its capital stock.

                  (c) Issuance of Securities.  St. Mary shall not, and shall not
                      -----------------------
         permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of St. Mary Common Stock upon the exercise of stock options pursuant to the St. Mary Option Plans or pursuant to the St. Mary Employee Stock Purchase Plan,
         (ii) issuances by a wholly owned Subsidiary of St. Mary of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of St. Mary, (iii) issuances of equity-related awards pursuant to St. Mary Benefit Plans consistent with past practices, and (iv) issuances in respect of any acquisitions, mergers, share exchanges, consolidations, business combinations or similar transactions by St. Mary or its Subsidiaries which issuances shall not exceed in the aggregate 550,000 shares.

                  (d)  Governing  Documents.  Except to the extent  required  to
                       ---------------------
         comply with their respective obligations hereunder, required by law or required by the rules and regulations of Nasdaq, St. Mary and its Subsidiaries shall not amend in any material respect, or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

                  (e)  Tax-Free Qualification. St. Mary shall not, and shall not
                       -----------------------
         permit any of its Subsidiaries to, take any action that would reasonably be expected to (i) prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code, or (ii) prevent the Spin-Off from qualifying as a distribution in which Section 355(e) applies or prevent such distribution from not being taxable to the shareholders of KRI.

         Section  4.3  Advice of Changes; Governmental Filings. Each party shall
                       ----------------------------------------
(a)confer on a regular and frequent basis with the other and (b)promptly report to the other parties on material operational matters or any event or circumstance which (alone or together with other such matters) may have a Material Adverse Effect on such party. KRE and St. Mary shall file all reports required to be filed by each of them with the SEC and all other Governmental Entities between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Each of KRE and St. Mary shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as necessary with respect to such materials. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1  Preparation of Proxies and Registration Statement; Meeting
                      ----------------------------------------------------------
of St. Mary Shareholders.
-------------------------

                  (a) As promptly as practicable following the execution of this Agreement, St. Mary shall, in cooperation with KRI and KRE, prepare and file with the SEC materials which shall constitute the proxy statements and the registration statement on Form S-4 with respect to the approval of the Merger by the shareholders of KRI and the St. Mary Share Issuance by the shareholders of St. Mary (such proxy statements and registration statement being hereinafter together referred to as the "Form S-4"). St. Mary shall cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. St. Mary shall, as promptly as practicable after receipt thereof, provide copies to KRI and KRE of any written comments received from the SEC with respect to the Form S-4 and advise KRI and KRE of any oral comments with respect to the Form S-4 received from the SEC. St. Mary agrees that none of the information supplied or to be supplied by St. Mary for inclusion or incorporation by reference in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the St. Mary Shareholders Meeting and the KRE Shareholders Meeting (as defined below), will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. KRI and KRE agree that none of the information supplied or to be supplied by KRI or KRE for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the times of the St. Mary and KRE Shareholders Meetings, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to St. Mary and the St. Mary shareholders meeting will be deemed to have been supplied by St. Mary and information concerning or related to KRI and KRE, and the KRE Shareholders Meeting, shall be deemed to have been supplied by KRI. St. Mary will provide KRI and KRE with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide KRI and KRE with a copy of all such filings made with the SEC. No amendment or supplement for inclusion in the Form S-4 shall be made without the approval of KRI and KRE, which approvals shall not be unreasonably withheld or delayed.

                  (b) St. Mary shall, as promptly as practicable following the date on which the Form S-4 is declared effective by the SEC, duly call, give notice of, convene and hold a special meeting of its shareholders (the "St. Mary Shareholders Meeting") for the purpose of obtaining the Required St. Mary Vote, shall take all lawful action to solicit the approval of the St. Mary Share Issuance by the Required St. Mary Vote and the Board of Directors of St.

          Mary shall, subject to its fiduciary duties, recommend approval of the St. Mary Share Issuance by the shareholders of St. Mary.

                  (c) KRE shall, as promptly as practicable following the date on which the Form S-4 is declared effective by the SEC, duly call, give notice of, convene and hold a special meeting of those persons who will be its shareholders ("KRE Shareholders") following the Distributions (the "KRE Shareholders Meeting") for the purpose of obtaining the Required KRE Vote, shall take all lawful action to solicit the approval of the Merger by the Required KRE Vote and the Boards of Directors of KRI and KRE shall, subject to their fiduciary duties, recommend approval of the Merger by the shareholders of KRE.

         Section 5.2  Confidentiality  - Access to Information.  Notwithstanding
                     ------------------------------------------
anything contained in this Agreement to the contrary, all of the parties hereto agree and acknowledge that they are bound by those certain confidentiality agreements between KRI and St. Mary dated February 25, 1999, and April 21, 1999 (the "Confidentiality Agreements"), which remain in full force and effect and shall also govern the information disclosed pursuant to this Agreement. Upon reasonable notice, and subject to the Confidentiality Agreements, each party shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request. The parties shall hold any such information which is non-public in confidence in accordance with the Confidentiality Agreements. Any investigation by St. Mary, KRI or KRE shall not affect the representations and warranties of KRI and KRE or of St. Mary, as the case may be.

         Section 5.3       Commercially Reasonable Efforts.
                           --------------------------------

                  (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof.

                  (b) In  furtherance  and not in limitation of the covenants of the parties contained in Section 5.3(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of the parties shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

         Section 5.4 Public  Announcements.  St. Mary shall consult with KRI and
                     ----------------------
KRE before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement, including a public statement required by applicable law or by obligations pursuant to St. Mary's listing agreement with Nasdaq, prior to such consultation and approval, which approval shall not be unreasonably withheld or delayed. Neither KRI nor KRE nor any Subsidiary of KRI shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement without the prior approval of St. Mary, which approval shall not be unreasonably withheld or delayed.

         Section 5.5 Restrictions on Transfer of St. Mary Common Stock.
                     --------------------------------------------------

                  (a) The KRE Shareholders shall not make any disposition by sale, pledge or any other transfer of all or any portion of the shares of St. Mary Common Stock acquired by them pursuant to this Agreement for a period of two years from the Closing Date. The certificates representing the shares of St. Mary Common Stock to be issued to the KRE Shareholders pursuant to this Agreement shall be stamped or otherwise imprinted with a legend substantially similar to the following:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT AND PLAN OF MERGER WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER OF THE SHARES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT AND PLAN OF MERGER IS AVAILABLE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

                  (b)  Notwithstanding  the  foregoing,   the   above-referenced
         transfer restrictions shall not apply to the following transactions or under the following circumstances:

                           (i) The KRE  Shareholders  may transfer the shares of
                  St. Mary Common Stock acquired under this Agreement pursuant to the laws of descent and distribution and for customary estate planning purposes, and such shares shall continue to be bound by the restrictions set forth in this Section 5.5 for the remainder of the restricted period, as evidenced by the above-referenced legend;

                           (ii) Subject to the  provisions of Rule 145 under the
                  Securities Act of 1933, as amended (the "Securities Act"), if any of Thomas E. Congdon, his spouse or a descendant of his, or any trust or other entity controlled directly or indirectly by any of them, or the MMC 1961 Trust, the TEC 1966 Trust or Greenhouse Associates

                  (together the "Congdon Group"), shall after the Closing Date sell any of their shares of St. Mary Common Stock (other than to another member of the Congdon Group), St. Mary shall give prompt notice thereof to the former shareholders of KRE, and each former shareholder of KRE may sell a percentage of his, her or its aggregate shares of St. Mary Common Stock equal to the percentage of shares owned by the Congdon Group which are so sold. The number of shares of St. Mary Common Stock owned by the Congdon Group on the date of this Agreement is
                  1,288,870.  Attached  hereto  as  Exhibit  5.5 is a letter  of
                  Thomas E. Congdon setting forth that the members of the Congdon Group have no current intention to sell any of their shares of St. Mary Common Stock. Without limiting the generality of the foregoing, in the event of a tender offer made to the shareholders of St. Mary which is subject to Regulation 14D of the Securities Exchange Act of 1934 (a "Tender Offer"), and which is not approved by the Board of Directors of St. Mary, and in the event that the Congdon Group sells shares of St. Mary Common Stock pursuant to such Tender Offer, each former shareholder of KRE may sell pursuant to such Tender Offer a percentage of his, her or its aggregate shares of St. Mary Common Stock equal to the percentage of shares owned by the Congdon Group which are so sold.

                           (iii) In the event of an  Acquisition of St. Mary (as
                  hereinafter defined), the restrictions on the sale, pledge or other transfer of shares of St. Mary Common Stock described in
                  Section 5.5(a) above shall terminate and any shares of capital stock of the acquirer (or an affiliate of the aquirer) received by the former shareholders of KRE in the Acquisition of St. Mary shall not be subject to such restrictions. For purposes of this Agreement, the term "Acquisition of St. Mary" means the occurrence of any of the following events: (i) St. Mary shall not be the surviving entity in any merger (other than a merger with a subsidiary of St. Mary), share exchange, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an Affiliate of St. Mary); or (ii) St. Mary sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of St. Mary). In the event of a Tender Offer which is approved by the Board of Directors of St. Mary pursuant to a plan intended to result in a subsequent Acquisition of St. Mary, the former shareholders of KRE may participate in such Tender Offer to the extent of up to all of his, her or its aggregate shares of St. Mary Common Stock.

         Section 5.6      Representation on St. Mary Board of Directors.  At the
                          ----------------------------------------------
Effective Time, St. Mary shall cause the Board of Directors of St. Mary to consist of not more than eleven directors, nine of whom shall be the Directors of St. Mary immediately prior to the Effective Time and two of whom shall be Jack Hunt and William Gardiner (the "KRE Board Designees"). Thereafter until two years after the Closing Date, or until such time as the former shareholders of KRE own no shares of St. Mary Common Stock, St. Mary shall utilize commercially reasonable efforts at the time of each annual meeting of the shareholders of St. Mary to cause the KRE Board Designees to be elected to the St. Mary Board of Directors. In the event one or both of the KRE Board Designees are unwilling or unable to serve on the Board of Directors of St. Mary for any reason during the foregoing period, the first alternate to replace a

KRE Board Designee shall be John Alexander and the second alternate KRE Board Designee shall be James Clement.

         Section 5.7 Expenses.  St. Mary shall be responsible for all of its own
                     ---------
expenses, including but not limited to legal, accounting and other professional fees and the fees of Deutsche Bank Securities Inc. incurred with respect to this Agreement and the transactions provided for herein. Without limiting the generality of the foregoing, St. Mary shall also be responsible for all costs and registration fees associated with the preparation and filing of the Form S-4. KRI shall be responsible for all the expenses of KRI and KRE, including but not limited to legal, accounting and other professional fees and the fees of Nesbitt Burns, incurred by them with respect to this Agreement and the transactions provided for herein including the preparation of the Form S-4 except that St. Mary shall pay up to $12,000 of the fees of Deloitte & Touche LLP incurred on behalf of KRI and KRE in connection with the Form S-4.

         Section 5.8  King Ranch  Trademark  and Brand.  As soon as  practicable
                      ---------------------------------
following the Effective Date, St. Mary and its Subsidiaries, shall not utilize the names "King Ranch," "King Ranch Energy," "King Ranch Oil & Gas," "Running W" or any confusingly similar derivation thereof in connection with their businesses and they shall within such period utilize their commercially reasonable efforts to remove such names, or logos which include such names, from any stationery, purchase orders, equipment or machinery owned by them. Effective January 1, 1999, KRE will not be liable for any fees associated with the use of the "King Ranch" trademark or brand.

         Section 5.9 KRE Employee Severance Payments. KRI shall reimburse KRE or
                     --------------------------------
St. Mary for severance payments to (i) KRE employees to whom St. Mary does not offer continued employment and who remain employed by KRE until the Closing Date or until such earlier date as agreed upon by KRE and St. Mary and (ii) KRE employees whose employment is continued by St. Mary after the Closing Date for a transition period not in excess of six months. Notwithstanding anything to the contrary contained in the foregoing, (A) the severance payment reimbursement liability of KRI for KRE employees described above shall be based, in St. Mary's discretion, upon not more than two weeks for each full year of prior employment by KRE except for those employees who are entitled to severance payments computed in accordance with existing agreements with them, as described on
Schedule 5.9 hereto, provided that the severance payment to any such employee shall not be less than thirty days salary, (B) the aggregate liability of KRI under this Section 5.9 shall not exceed $850,000, and any excess shall be paid by St. Mary and (C) the payment of severance may be conditioned upon an employee's agreement to a customary confidentiality covenant with respect to KRE's confidential information.

         Section 5.10 368(a)  Reorganization.  St. Mary, Merger Sub, KRI and KRE
                      -----------------------
shall each use commercially reasonable efforts to cause the business combination to be effected by the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the date of this Agreement and after the Effective Time, each party shall use its commercially reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         Section 5.11 355 Distribution.  St. Mary, Merger Sub, KRI and KRE shall
                      -----------------
each use commercially reasonable efforts to cause the Spin-Off to qualify as a distribution in which Section 355(e) of the Code applies and to prevent such distribution from being taxable to the shareholders of KRI. From and after the date of this Agreement and after the Effective Time, each party shall use its commercially reasonable efforts to cause the Spin-Off to qualify, and shall not knowingly take any actions or cause any actions to be taken which are reasonably likely to prevent the Spin-Off from qualifying as a distribution to which
Section 355(e) of the Code applies.

         Section 5.12 Continuity  of Business.  Following  the Merger,  St. Mary
                      ------------------------
intends to cause Merger Sub to continue to a significant extent the historic business of KRE or to use a significant portion of the historic business assets of KRE in a business in substantially the same manner as such business was conducted prior to Closing.

         Section 5.13 Indemnification    of    Officers   and   Directors.   The
                      ----------------------------------------------------
indemnification obligations set forth in KRE's Certificate of Incorporation and KRE's Bylaws shall survive the Merger, and shall not be amended, repealed or otherwise modified for a period of two years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of KRE.

         Section 5.14 Retained  Litigation.  KRI  shall   retain  all  liability
                      ---------------------
associated with, and responsibility for the defense of and the costs thereof, the Pi Energy Corporation litigation described in Note 6 of the Notes to the KRE Financial Statements as of December 31, 1998, and any other litigation or threatened litigation set forth on Schedule 3.2(f) hereto (the "Retained Litigation"). Notwithstanding the foregoing, St. Mary shall be obligated to use its commercially reasonable efforts to cooperate with KRI in connection with the defense of the Retained Litigation, including, without limitation, providing KRI access to St. Mary's documents and/or employees, which obligation shall survive the Closing.

         Section 5.15 Stockholder's  Representative.  KRI shall act as the agent
                      ------------------------------
and attorney-in-fact with full power and authority in connection with the administration of this Agreement on behalf of the KRE shareholders, including the prosecution of indemnification claims against St. Mary. This appointment shall be coupled with an interest and shall be irrevocable and binding in all respects upon St. Mary and the KRE shareholders and their successors and assigns, and heirs and devisees.

         Section 5.16 Voting Commitments. KRI shall obtain from Stephen Kleberg,
                      -------------------
John Alexander and James Clement, members of the KRI Board of Directors and substantial shareholders of KRI, commitments to (i) vote the shares of stock of KRE which they will receive in the Distributions in favor of the Merger and (ii) subject to their fiduciary obligations as Directors, recommend to the members of their immediate families who are shareholders of KRI that they vote the shares of KRE stock which they will receive in the Distributions in favor of the Merger.

         Section 5.17 No Solicitation.
                      ----------------

                  (a) KRI and KRE shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal. As used in this Section 5.17, "Acquisition Proposal" means any tender offer or exchange offer by a non-affiliated third party for fifty percent or more of the outstanding shares of KRE common stock or any proposal or offer by a non-affiliated third party for a merger, consolidation, amalgamation or other business combination involving KRE or any equity securities (or securities convertible into equity securities) of KRE, or any proposal or offer by a non-affiliated third party to acquire in any manner a fifty percent or greater equity or beneficial interest in, or a material amount of the assets or value of, KRE, other than pursuant to the transactions contemplated by this Agreement.

                  (b) Unless and until this Agreement shall have been terminated, KRI and KRE shall not permit any of their officers, directors, employees, agents, financial advisors, counsel or other representatives (collectively, the "Representatives") to, directly or indirectly, (i) solicit, initiate or take any action with the intent of facilitating the making of, any offer or proposal that constitutes or that is reasonably likely to lead to any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iii) furnish to any Person (other than St. Mary or any Affiliate or Representative of KRI) any nonpublic information or nonpublic data outside the ordinary course of conducting KRE's business; provided, however, that to the extent required by their fiduciary duties under applicable law and after consultation with and based upon the advice of outside legal counsel, KRI's or KRE's Board of Directors and officers may in response to a Person who initiates communication with KRI or KRE, without there having occurred any action prohibited by clause (i) of this sentence, take such actions as would otherwise be prohibited by clauses (ii) and (iii). KRI shall notify St. Mary of any such inquiries, offers or proposals (including the identity of the Person making any inquiry, offer or proposal) as promptly as possible and in any event within 24 hours after receipt thereof or the occurrence of such events, as appropriate, and shall give St. Mary ten days' advance notice of any agreement to be entered into with, or any information or data to be furnished to, any Person in connection with any such inquiry, offer or proposal.

         Section 5.18 Seismic  Data.  The parties agree that neither KRI nor KRE
                      --------------
is making any representation or warranty regarding the continued access of St. Mary or the Surviving Corporation following the consummation of the Merger to any of the seismic data under the seismic licenses to which KRE or any Subsidiary of KRE is a party. Furthermore, the parties agree that (A) certain of such seismic data and licenses are not transferrable to St. Mary or the Surviving Corporation upon consummation of the Merger, and (B) certain of the seismic data and licenses will transfer to St. Mary or the Surviving Corporation only upon the payment of a transfer fee or other penalty. Neither KRI nor KRE shall have any liability to St. Mary or Surviving Corporation in the event that any such seismic data or licenses are not transferrable, or in the event that the consummation of the Merger triggers the payment of a transfer fee or other penalty.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1 Indemnification  by KRI.  KRI agrees to  and shall  defend,
                     ------------------------
indemnify and hold harmless St. Mary, the Surviving Corporation, and each of their subsidiaries, stockholders, affiliates, officers, directors, employees, counsel, agents, successors, assigns and legal representatives (St. Mary and all such other Persons are collectively referred to as the "St. Mary Indemnified Persons") from and against, and shall reimburse the St. Mary Indemnified Persons for, each and every Loss paid, imposed on or incurred by the St. Mary Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty of KRI or KRE under this Agreement, or the KRI or KRE Disclosure or other Schedules hereto or any agreement or certificate delivered or to be delivered by KRI or KRE pursuant hereto, (ii) any claim by a third party against St. Mary Indemnified Persons arising out of an act or omission of KRI or KRE occurring before the Closing Date, or (iii) the Retained Litigation. The indemnification obligations set forth herein shall be that of KRI, and the shareholders of KRI shall have absolutely no liability or obligation hereunder.

         Section 6.2 Indemnification  by St. Mary. St. Mary  agrees to and shall
                     -----------------------------
defend, indemnify and hold harmless KRI and each of KRI's respective subsidiaries, stockholders, affiliates, officers, directors, employees, counsel, agents, successors, assigns and legal representatives (KRI and all such other Persons are collectively referred to as the "KRI Indemnified Persons") from and against, and shall reimburse the KRI Indemnified Persons for, each and every Loss paid, imposed on or incurred by the KRI Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty of St. Mary or Merger Sub under this Agreement, or the St. Mary Disclosure Schedule hereto or any agreement or certificate delivered or to be delivered by St. Mary pursuant hereto, or (ii) any claim by a third party against KRI Indemnified Persons arising out of an act or omission of St. Mary or KRE occurring after the Closing Date.

         Section 6.3 Notice and Defense of Third-Party Claims. If any Proceeding
                     -----------------------------------------
shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying Person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Entity or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate, as evidenced by the written opinion of outside counsel to the Indemnified Person. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within 15 days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding; provided, however, that the Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

         Section 6.4  Limitation of Liability.
                      ------------------------

                  (a) Survival. An Indemnifying Person shall have no liability under this Article unless notice of a claim for indemnity, or notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within one year after the Closing Date, except that (i) an Indemnified Person may give notice of and may make a claim for indemnification for any indemnifiable Loss which results from any claim by any third party at any time within two years after the Closing Date, (ii) an Indemnified Person may give notice of and may make a claim relating to the payment of federal or state taxes (including with respect to matters set forth on Schedule 3.2(l)), or compliance with or obligations under ERISA at any time prior to ninety days after the expiration of the appropriate statute of limitation, if any, with respect thereto, and (iii) St. Mary's Indemnified Persons may give notice of and may make a claim relating to the Retained Litigation at any time.

                  (b) Limitation on KRI Liability. In addition to the other limitations set forth in Section 6.4 (a) and (d), the liability of KRI to St. Mary's Indemnified Persons shall be subject to the following limitations:

                           (i) No St. Mary Indemnified  Person shall be entitled
                  to indemnification from KRI pursuant to Section 6.1 hereof, except for single Losses in excess of $100,000 (for which the full Loss shall be indemnified and not solely the amount of the Loss in excess of $100,000), unless and until the aggregate of all Losses (excluding single Losses in excess of $100,000 which have been indemnified) for which indemnification would (but for the limitation of this sentence) be required to be paid by KRI hereunder exceeds $600,000 (the "KRI Loss Threshold") after which the St. Mary Indemnified Persons shall be entitled to recover for all Losses and for which indemnification is required to be paid hereunder (including such $600,000).

                           (ii) In no event shall the aggregate liability of KRI
                  hereunder exceed $25,000,000 ("KRI Loss Ceiling"). KRI shall have no further obligations under this Article VI of this Agreement at the earlier of the time when KRI has paid or is required to pay to St. Mary's Indemnified Persons an amount equal to the KRI Loss Ceiling.

                           (iii) Notwithstanding anything in this Section 6.4(b)
                  to the contrary, amounts paid by KRI in connection with the Retained Litigation, including attorneys' fees, court costs, settlements or judgements shall not be used in calculating the KRI Loss Threshold, shall not be limited by the KRI Loss Ceiling and shall be due from KRI irrespective of the provisions of paragraphs (i) and (ii) above.

                  (c) Limitation on St. Mary Liability. In addition to the other limitations set forth in Section 6.4(a) and (d), the liability of St. Mary to KRI's Indemnified Persons shall be subject to the following limitations:

                           (i) No KRI  Indemnified  Person  shall be entitled to
                  indemnification from St. Mary pursuant to Section 6.2 hereof, except for single Losses in excess of $100,000 (for which the full Loss shall be indemnified and not solely the amount of the Loss in excess of $100,000), unless and until the aggregate of all Losses (excluding single Losses in excess of $100,000 which have been indemnified) for which indemnification would (but for the limitation of this sentence) be required to be paid by St. Mary hereunder exceeds $600,000 (the "St. Mary Loss Threshold") after which the KRI Indemnified Persons shall be entitled to recover for all Losses and for which indemnification is required to be paid hereunder (including such $600,000).

                           (ii) In no event shall the aggregate liability of St.
                  Mary hereunder exceed $25,000,000 ("St. Mary Loss Ceiling"). St. Mary shall have no further obligations under this Article VI of this Agreement at the earlier of the time when St. Mary has paid or is required to pay to KRI an amount equal to the St. Mary's Loss Ceiling.

                  (d) Tax Benefits; Insurance Recoveries. In calculating the amount of any Loss for which any Indemnifying Person is liable under this Article, there shall be taken into consideration (i) the value of any federal or state income tax benefits and (ii) the amount of any insurance recoveries, net of any amounts which are in effect self-insured, whether through deductibles, co-payments, retention amounts, retroactive premium adjustments or other similar adjustments, the Indemnified Person in fact receives as a direct consequence of the circumstances to which the Loss related or from which the Loss resulted or arose.

         Section 6.5  Exclusivity.  After the Effective  Time, the provisions of
                      ------------
this Article shall be the exclusive basis for the assertion of claims by or imposition of liability on the parties hereto arising under or as a result of this Agreement; provided, however, nothing herein shall preclude any party hereto from asserting a claim for equitable non-monetary remedies.

         Section 6.6 Waiver of  Consequential  Damages.  With respect to any and
                     ----------------------------------
all Losses for which indemnification may be available hereunder, each party hereby expressly waives any consequential and punitive damages with respect to a claim against the other party hereto; provided, however, that this waiver shall not apply to the extent such consequential or punitive damages are awarded in a Proceeding brought or asserted by a third party against an Indemnified Person.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger.
                     -----------------------------------------------------------
Except as may be waived in writing by the Parties, all of the obligations of the Parties under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  (a)  Shareholder  Approvals.  St. Mary shall have obtained the
                       -----------------------
         Required St. Mary Vote in connection with the approval of the St. Mary Share Issuance by the shareholders of St. Mary and KRI shall have obtained the Required KRE Vote in connection with the approval of the Merger by the shareholders of KRE.

                  (b)  No Injunctions,  Restraints or Illegality.  No laws shall
                       ------------------------------------------
         have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, provided however, that the provisions of this Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

                  (c)  Effectiveness  of the Form S-4.  The Form S-4 shall  have
                       -------------------------------
         been declared effective by the SEC and shall have become effective in all states where required.

                  (d) Nasdaq Listing.  The shares of St. Mary Common Stock to be
                      ---------------
         issued pursuant to this Agreement shall have been approved upon official notice of issuance for quotation on Nasdaq.

                  (e) Consummation of the Distribution.  The shares of KRE shall
                      ---------------------------------
         have been distributed to the KRI shareholders in accordance with the Distributions.

    Section 7.2 Additional Conditions to Obligations of St. Mary and Merger Sub.
                ----------------------------------------------------------------
The obligations of St. Mary and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by St. Mary, on or prior to the Closing Date of the following conditions:

                  (a)  Representations  and Warranties.  The representations and
                       --------------------------------
         warranties of KRI and KRE set forth in Sections 3.1 and 3.2 shall be true and correct in all material respects as of the Closing Date and as if made on the Closing Date subject to any changes contemplated by this Agreement.

                  (b)  Performance  of  Obligations  of KRI and KRE. KRI and KRE
                       ---------------------------------------------
         shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c)  Settlement for KRI-KRE Intercompany  Balances.  KRI shall
                       ----------------------------------------------
         have paid to KRE an amount equal to the amount, if any, of intercompany transactions subsequent to May 31, 1999 and up to the Closing Date between KRE (together with any KRE Subsidiary) and KRI (together with any other Subsidiary of KRI), net of any intercompany transactions between KRI (together with any other Subsidiary of KRI) and KRE (together with any KRE Subsidiary) subsequent to that date. No interest shall have accrued from and after December 31, 1998 on any outstanding obligations between KRE or any KRE Subsidiary and KRI or any other KRI Subsidiary. KRI shall provide evidence of the cancellation of any obligation of KRE to repay KRI, or any other Subsidiary of KRI, for (i) the funds advanced by KRI to KRE for the acquisition by KRE of the Flour Bluff properties, and (ii) any indebtedness of KRE to KRI or any other Subsidiary of KRI existing on May 31, 1999.

                  (d)  Certificate of Officers.  KRI shall have delivered to St.
                       ------------------------
         Mary certificates dated as of the Closing Date, executed in their respective corporate names by, and verified by, the oath of its chief executive officer and chief financial officer certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.2.

                  (e)  Opinion of Financial  Advisor. The opinion referred to in
                       ------------------------------
         Section 3.3(r) shall not have been withdrawn by Deutsche Bank Securities Inc.

                  (f)  Opinion  of  Counsel.  St.  Mary  shall  have  received a
                       ---------------------
         customary opinion of Locke Liddell & Sapp LLP, counsel to KRE and KRI, in a form approved by St. Mary, which approval shall not be unreasonably withheld or delayed.

                  (g)  Non-Exercise of Appraisal  Rights. In connection with the
                       ----------------------------------
         Required KRE Vote, the holders of no more than five percent of the outstanding shares of common stock of KRE shall have exercised the rights of dissenting shareholders under Section 262 of the Delaware General Corporation Law ("Dissenting Shares"); provided, however, that if more than five percent, but less than ten percent, of the shares of KRE common shares are Dissenting Shares ("Excess Shares"), KRI shall have the right, but not the obligation, to assume the liability for any Excess Payment (as hereinafter defined). In the event that KRI assumes the liability for any Excess Payment, this condition shall be deemed satisfied. The term "Excess Payment" is the amount by which St. Mary's per share liability for Excess Shares (as adjusted by the exchange ratio into shares of St. Mary Common Stock) exceeds$19.76 per share of St. Mary Common Stock.

                  (h) Eugene Island Block 341. With respect to the Eugene Island
                      ------------------------
         Block 341 oil and gas property, KRE shall have obtained in a form substantially similar to that previously provided to St. Mary the assignment of interest contemplated by that certain Participation Agreement dated February 17, 1998 between NCX Company, Inc. ("NCX") and KRE, which assignment shall be subject to a contract operations agreement between NCX and Chevron U.S.A. Production Company ("Chevron"), a throughput agreement between NCX and Chevron, and an operating agreement between NCX and KRE. If such assignment is not obtained, KRI shall indemnify St. Mary in accordance with the provisions of Article VI hereof to the extent that St. Mary is unable to recover currently non-producing reserves solely due to a lack of rights or interests in such reserves, and this condition to closing shall be deemed satisfied thereby. The liability for such indemnity obligation shall be the values used by St. Mary in the net asset value determination for KRE in connection with the Merger on a case-by-case basis as to each currently non-producing interval covered by such assignment. Such indemnification obligation of KRI shall remain in full force and effect for a period of five years after the Closing Date or until any earlier obtaining of such assignment. If there exists any conflict between this provision and any other provision contained in this Agreement, the provisions set forth in this Section shall control. Notwithstanding the foregoing, no indemnification shall apply if such reserves are not recoverable for any reason other than as specified herein.

                  (i)  Affiliate  Restrictions.  KRI  shall  have  notified,  in
                       ------------------------
         writing, persons who are affiliates of KRI or KRE within the meaning of the Securities Act (i) of the application to them of Rule 145 under the Securities Act with respect to St. Mary Common Stock to be issued to them pursuant to this Agreement and (ii) that the certificates of St. Mary Common Stock issued to such persons will bear an additional restrictive legend with respect to the foregoing.

         Section  7.3  Additional  Conditions  to  Obligations  of KRE  and  the
                       ---------------------------------------------------------
Shareholders  of KRE.  The  obligations  of the  shareholders  of KRE and KRE to
---------------------
effect the Merger are subject to the satisfaction of, or waiver by KRI on or prior to the Closing Date of the following conditions:

                  (a)  Representations  and Warranties.  The representations and
                       --------------------------------
         warranties  of St.  Mary and Merger  Sub set forth in  Section  3.3 and
         Section 3.4 shall be true and correct in all respects as of the Closing Date and as if made on the Closing Date, subject to any changes contemplated by this Agreement.

                  (b) Performance of Obligations of St. Mary and Merger Sub. St.
                      ------------------------------------------------------
         Mary and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date.

                  (c)  Settlement of KRI-KRE  Intercompany  Balances.  KRE shall
                       ----------------------------------------------
         have paid KRI an amount equal to the amount, if any, of intercompany transactions subsequent to May 31, 1999 and up to the Closing Date between KRI (together with any other Subsidiary of KRI) and KRE (together with any KRE Subsidiary), net of any intercompany transactions between KRE (together with any KRE Subsidiary) and KRI (together with any other Subsidiary of KRI) subsequent to that date, exclusive of funds advanced by KRI to KRE for the acquisition by KRE of the Flour Bluff properties.

                  (d) Certificate of Officers.  St. Mary shall have delivered to
                      ------------------------
         KRI a certificate dated as of the Closing Date, executed in its corporate name by, and verified by, the oath of its chief executive officer and vice president of finance certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.3.

                  (e) Opinion of Financial  Advisor.  The opinion referred to in
                      ------------------------------
         Section 3.2(r) shall not have been withdrawn by Nesbitt Burns.

                  (f) Opinion of Counsel.  KRI shall  have  received a customary
                      -------------------
         opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to St. Mary, in a form approved by KRI, which approval shall not be unreasonably withheld or delayed.

                  (g) Tax Certificate.  Counsel to KRI shall have received a tax
                      ----------------
         certificate  from  St.  Mary in the form  attached  hereto  as  Exhibit
         7.3(g).

                  (h) Tax Opinion. KRI shall have received the opinions of Locke
                      ------------
         Liddell & Sapp LLP and Ernst & Young LLP that (i) the Merger qualifies as a reorganization under Section 368(a) of the Code, and (ii) the Spin-Off qualifies as a tax-free distribution to the shareholders of KRI under Section 355 of the Code.


                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         Section 8.1  Termination.  This Agreement may be terminated at any time
                      ------------
prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the St. Mary Share Issuance by the shareholders of St. Mary and approval of the Merger by the shareholders of KRE, as follows:

                  (a) by mutual written consent of St. Mary, KRI and KRE, by action of their respective Boards of Directors;

                  (b) by KRE or by St. Mary if the Effective Time shall not have occurred on or before November 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 5.3) has to any material extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) by KRE or by St. Mary if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or
         (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to obtain, in accordance with Section 5.3), in each case of (i) and (ii) which is necessary to fulfill the conditions set forth in subsections 7.1(b) and 7.1(c) as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 5.3 has to any material extent been the cause of such action or inaction;

                  (d) by KRE or by St. Mary if (i) the approval by the shareholders of St. Mary required for the St. Mary Share Issuance to consummate the Merger shall not have been obtained by reason of the failure to obtain the Required St. Mary Vote, upon the taking of such vote at a duly held meeting of the shareholders of St. Mary or at any reconvened meeting after any adjournment or postponement thereof, or
         (ii) the approval by the shareholders of KRE required for the Merger shall not have been obtained by reason of the failure to obtain the Required KRE Vote, upon the taking of such vote at a duly held meeting of the shareholders of KRE or at any reconvened meeting after any adjournment or postponement thereof;

                  (e) by St. Mary if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of KRI or KRE, and as a result of such breach the conditions precedent set forth in Section 7.1 or Section 7.2, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by KRI or KRE through the exercise of commercially reasonable efforts within the earlier of (i) thirty days from the receipt of written notice of breach by KRI from St. Mary or
         (ii) November 30, 1999, then for so long as KRI continues to exercise such commercially reasonable efforts, St. Mary may not terminate this Agreement under this Section 8.1(e) unless the breach is not cured in full within such time period; and

                  (f) by KRI if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of St. Mary, and as a result of such breach the conditions precedent set forth in Section 7.1 or Section 7.3, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by St. Mary through the exercise of commercially reasonable efforts within the earlier of (i) thirty days from receipt of written notice of breach by St. Mary from KRI or (ii) November 30, 1999, then for so long as St. Mary continues to exercise such commercially reasonable efforts, KRI may not terminate this Agreement under this Section 8.1(f) unless the breach is not cured in full within such time period.

         Section 8.2  Effect of Termination.
                      ----------------------

                  (a) In the event of termination of this Agreement by KRE or by St. Mary as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of St. Mary or KRI or their respective subsidiaries, affiliates, employees, officers, directors or counsel, except with respect to the first sentence of Section 5.2, Section 5.7 and this Section 8.2.

                  (b) If St. Mary shall  terminate  this  Agreement  pursuant to
         Section 8.1(e) hereof, St. Mary may elect (i) to require KRI to pay to it the sum of $1,000,000 (the "Termination Fee"), or (ii) in lieu of the Termination Fee, to exercise its legal right to assert a claim for all available legal monetary and equitable non-monetary remedies against KRI and KRE with respect to such breach. If St. Mary shall terminate this Agreement pursuant to Section 8.1(e) hereof, and on or before December 31, 1999 there is a proposal reflected by a written document (an "Alternative Acquisition Proposal") for an Alternative Transaction (as hereinafter defined), KRI shall be obligated to pay to St. Mary an additional sum of $2,000,000 (the "Alternative Transaction Fee") upon the closing of such Alternative Transaction. An "Alternative Transaction" shall mean a merger, a tender offer or exchange offer for substantially all or the outstanding capital stock of KRE, or a sale of substantially all of the assets of KRE to one or more non-affiliated purchasers but shall not mean a liquidation or dissolution of KRE which is not a part of one of the foregoing transactions. KRI acknowledges that St. Mary will have incurred significant costs and will have invested significant amounts of time and resources investigating and negotiating the acquisition of KRE, and agrees that the Termination Fee and the Alternative Transaction Fee constitute, if applicable, reasonable liquidated damages in light of the anticipated or actual harm to St. Mary that would be caused by a termination subject to this
         Section 8.2(b). KRI and KRE further acknowledge that St. Mary may suffer irreparable harm as a result of entering into this Agreement, and in the event St. Mary shall be entitled to terminate this Agreement pursuant to Section 8.1(e) hereof, but elects not to so terminate, St. Mary shall have the right to seek specific enforcement of this Agreement.

                  (c) If KRI shall terminate this Agreement pursuant to Section 8.1(e) hereof, KRI may elect (i) to require St. Mary to pay to it the Termination Fee, or (ii) in lieu of the Termination Fee, to exercise its legal right to assert a claim for all available legal monetary and equitable non-monetary remedies against St. Mary with respect to such breach. St. Mary acknowledges that KRI will have incurred significant costs and will have invested significant amounts of time and resources investigating and negotiating the acquisition of KRE, and agrees that the Termination Fee, if applicable, constitutes reasonable liquidated damages in light of the anticipated or actual harm to KRI that would be caused by a termination subject to this Section 8.2(b). St. Mary further acknowledges that KRE may suffer irreparable harm through the loss of personnel and/or business opportunities as a result of entering into this Agreement, and in the event KRE shall be entitled to terminate this Agreement pursuant to
         Section 8.1(f) hereof, but elects not to so terminate, KRI and KRE shall have the right to seek specific enforcement of this Agreement.

                  (d) Notwithstanding the provisions of paragraphs (a) and (b) above, if this Agreement is terminated because of a failure to obtain the Required St. Mary Vote or the Required KRE Vote, a Termination Fee shall not be payable. However, if this Agreement is terminated because of a failure to obtain the Required KRE Vote, and on or before December 31, 1999 there is an Alternative Acquisition Proposal, an Alternative Transaction Fee shall be payable as set forth in paragraph (b) above upon the closing of such Alternative Transaction, and in that event the Alternative Transaction Fee payable upon the closing of such Alternative Transaction shall be $3,000,000.

                  (e) Any payment required to be made pursuant to Sections 8.2(b) and (c) shall be made by wire transfer not later than ten business days after first due.

         Section 8.3  Amendment.  This  Agreement  may be amended by the parties
                      ----------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the St. Mary Share Issuance by the shareholders of St. Mary and the approval of the Merger by the shareholders of KRI, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 Extension; Waiver. At any time prior to the Effective Time,
                     ------------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of all parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                   ARBITRATION

         Section  9.1  Mediation.  The parties  hereto  agree that if any claim,
                       ----------
action, dispute or controversy of any kind arises out of or relates to this Agreement or concerns any aspect of performance by any party under the terms of this Agreement, prior to seeking any other remedies, including arbitration or litigation, the aggrieved party shall give written notice to the other party describing the disputed issue. Within ten days after the receipt of such a notice, the parties shall mutually appoint a single mediator to assist in the resolution of the dispute. If the parties cannot agree upon a mediator, either KRI or St. Mary shall have the right to apply to the American Arbitration Association ("AAA") for a single mediator to be appointed to mediate the dispute in accordance with the rules applicable to AAA sponsored proceedings and, upon the appointment of such a mediator by AAA, such mediator shall be deemed to be accepted by the parties hereto. Within twenty days after the appointment of a mediator, either by the parties hereto or, if necessary, by AAA, the parties shall meet one or more times with such mediator in an effort to resolve the matters in dispute. If after such meeting or meetings any aspect of the dispute remains unresolved for a period of an additional ten days, the parties shall be obligated to submit the dispute to arbitration in accordance with the provisions of Section 9.2 immediately below. Any meeting or meetings with the mediator appointed pursuant to this Article IX shall be conducted in Denver, Colorado. The costs and expenses of the mediator shall be borne equally by KRI and St. Mary.

         Section 9.2  Arbitration.
                      ------------

                  (a) Any claim, action, dispute or controversy of my kind arising out of or relating to this Agreement or concerning any aspect of performance by any party under the terms of this Agreement that is not resolved by the mediation process set forth in Section 9.1 above ("Dispute") shall be resolved by mandatory and binding arbitration administered by the AAA pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. The parties acknowledge and agree that the transactions evidenced and contemplated hereby involve "commerce" as contemplated in Section 2 of the Federal Arbitration Act. To the extent that any inconsistency exists between this Agreement and the foregoing statutes or rules, this Agreement shall control. Judgment upon the award rendered by the arbitrator acting pursuant to this Agreement may be entered in, and enforced by, any court having jurisdiction absent manifest disregard by such arbitrator of applicable law; provided, however, that the arbitrator shall not amend, supplement or reform in any manner any of the rights or obligations of any party hereunder or the enforceability of any of the terms of this Agreement. Any arbitration proceedings under this Agreement shall be conducted in Denver, Colorado, before a single arbitrator being a member of the State Bar of Colorado for over ten years and having recognized expertise in the field or fields of the matter(s) in dispute.

                  (b) After first exhausting the mediation  process set forth in
         Section 9.1 upon the request by written notice delivered in accordance with the terms hereof, whether made before or after the institution of any legal proceeding, but prior to the expiration of the statutory time period within which a party must respond upon receipt of valid service of process in order to avoid a default judgment, any Dispute shall be resolved by mandatory and binding arbitration in accordance with the terms of this Agreement. Within ten days after a party's receipt of such notice, each of the parties shall select one qualified arbitrator. The two arbitrators selected by the parties shall then mutually select a third arbitrator (the "Third Arbitrator"), and the Third Arbitrator shall resolve the Dispute in accordance with this Agreement and the applicable AAA rules. If a replacement arbitrator is necessary for any reason, such replacement arbitrator shall be appointed by the Third Arbitrator or, alternatively, if the Third Arbitrator is to be replaced, mutually by the two arbitrators selected by the parties.

                  (c) All statutes of limitation that would otherwise be applicable shall apply to my arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information including, without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any such party in any mediation or arbitration proceeding. No party waives my attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the mediation or arbitration provisions of this Agreement.

                  (d) The arbitration shall be conducted and concluded as soon as reasonably practicable, based on a schedule established by the Third Arbitrator. Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law, shall be conclusive as to the facts so found and shall be confirmable by my court having jurisdiction over the Dispute, provided that such award, findings and conclusions are not in manifest disregard of applicable law. The Third Arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in my event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

                  (e) In order for an arbitration award to be conclusive, binding and enforceable under this Agreement, the arbitration must follow the procedures set forth in the portions of this Agreement relating to such arbitration and any award or determination shall not be in manifest disregard of applicable law. The obligation to mediate or arbitrate my Dispute shall be binding upon the successors and assigns of each of the parties hereto.

                  (f) Notwithstanding anything to the contrary contained in this
         Article IX, the obligation of the parties hereto to mediate and arbitrate shall not apply to any dispute in which injunctive or other equitable relief is sought.

         Section 9.3 Costs; Enforcement. Each party shall bear its own expenses,
                     -------------------

including, without limitation, expenses of counsel incident to any mediation or arbitration. The expenses of the Third Arbitrator and the AAA shall be born equally by KRI and St. Mary. The Third Arbitrator shall have the power and authority to award expenses to the prevailing party if the Third Arbitrator elects to do so. A party may bring summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) in court to compel mediation or arbitration of any Dispute in accordance with this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Nature of Representations  and Warranties;  Survival.  The
                      -----------------------------------------------------
representations and warranties of the parties under this Agreement shall survive for a period of one year from the Closing Date; provided, however, that (i) the representations and warranties shall survive for a period of two years from the Closing Date to the extent that any inaccuracy in any representation or warranty results in or involves a claim by any third party and (ii) the representations and warranties made with respect to taxes and benefit plans shall survive until ninety days after the expiration of the appropriate statue of limitation, if any, with respect thereto. Further, the Confidentiality Agreements (defined in Section 5.2) and the obligations with respect to the Retained Litigation (as defined in Section 5.13), shall survive the Closing and remain in full force and effect without a time limitation.

         Section 10.2 Counterparts  and  Facsimile  Signatures.  In   order   to
                      -----------------------------------------
facilitate the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax, with original executed signature pages to be furnished promptly thereafter.

         Section 10.3 Assignment.  Neither this  Agreement nor any right created
                      -----------
hereby shall be assignable by KRI, KRE or St. Mary without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

         Section 10.4 Representative  of KRH, KRM and KRE. Any executive officer
                      ------------------------------------
of KRI is hereby authorized to execute any document or take any other action on behalf of KRH, KRM or KRE.

         Section 10.5 Entire  Agreement.  This Agreement,  the schedules hereto,
                      ------------------
and the other documents delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the schedules hereto.

         Section 10.6 Governing Law.  This  Agreement  shall  be governed by the
                      --------------
laws of the State of New York, except that the Delaware General Corporation Law shall govern as to matters of corporate law pertaining to St. Mary and KRE, the corporate laws of Texas shall govern as to the matters of corporate law pertaining to KRI and the corporate laws of Colorado shall govern as to matters of corporate law pertaining to Merger Sub. Subject to the alternative dispute resolution provisions set forth in Article IX, any action brought to enforce this Agreement or any term thereof shall be brought in a court of competent jurisdiction in Denver, Colorado and each party hereto affirmatively agrees to submit to the jurisdiction in that city and state.

         Section 10.7  Severability.  In case any  provision  of this  Agreement
                       -------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.8  Notices.  Any notice,  communication,  request,  reply or
                       --------
advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing and may be given by personal delivery or U.S. mail or confirmed telefax. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:


                  (a)  If to St. Mary and/or Merger Sub:

                                    St. Mary Land & Exploration Company
                                    Attn: Mr. Mark A. Hellerstein
                                    President and Chief Executive Officer
                                    1776 Lincoln Street, Suite 1100
                                    Denver, CO 80203-1080
                                    Telefax: (303) 861-0934

                       With a copy to:

                                    Milam Randolph Pharo, Esq.
                                    Vice President Land & Legal
                                    St. Mary Land & Exploration Company
                                    1776 Lincoln Street, Suite 1100
                                    Denver, CO 80203-1080
                                    Telefax: (303) 863-1040

                  (b) If to KRH, KRM, KRI and/or KRE:

                                    King Ranch Inc.
                                    Attn: Mr. Jack Hunt, President
                                    1415 Louisiana, Suite 2300
                                    Houston, TX 77002
                                    Telefax: (713) 752-0101

                      With a copy to:

                                    Greg Hill, Esq.
                                    Locke Liddell & Sapp LLP
                                    3400 Chase Tower
                                    600 Travis
                                    Houston, Texas 77002
                                    Telefax: (713) 223-3717

or at such other address or telefax number as any party may have advised the others in writing.

         Section 10.9  Attorney Fees. Except  as  otherwise  provided herein, in
                       --------------
the event any party hereto institutes a proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the parties agree that the judge or arbitrator in any such proceeding shall be entitled to determine the extent to which any party shall pay the reasonable attorneys' fees incurred by the other party in connection with such proceeding, which determination shall take into consideration the outcome of such Proceeding and such other factors as the judge may determine to be equitable in the circumstances.

         Section 10.10 Certain Definitions.
                       --------------------

                  (a) "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or-more intermediaries, controls or is controlled by or is under common control with, such Person; as used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                  (b) "Knowledge" means (i) with respect to KRI and KRE, the actual conscious knowledge of Jack Hunt, William Gardiner, Tom Fiorito, William Silk, Brian Romere, Sonny Bryant, Dwight Bowles and Dennis Haydel and (ii) with respect to St. Mary or Merger Sub, the actual conscious knowledge of Thomas E. Congdon, Mark Hellerstein, Ronald Boone, Douglas York, Milam Randolph Pharo, Richard Norris and Gary Wilkering.

                  (c) "Loss" means any loss, damage, injury, diminution in value, liability, claim, demand, proceeding, judgment, punitive damage, fine, penalty, tax, cost or expense

         (including reasonable costs of investigation and the fees, disbursements and expenses of attorneys, accountants and other professionals incurred in proceedings, investigations or disputes involving third parties, including governmental agencies).

                  (d) "Material Adverse Effect" means, with respect to KRE or St. Mary, or any of their respective Subsidiaries, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, or is reasonably likely to be materially adverse to the business, properties, assets, financial conditions or results or such operations of such entity and its Subsidiaries, taken as a whole, other than any change, circumstance or effect relating to the economy or securities markets in general, the price or oil or natural gas, or the industries in which KRE or St. Mary operates and are not specifically relating to KRE or St. Mary.

                  (e)  "Person"  means  an  individual,   corporation,   limited
         liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (f) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

                  (g) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more or its Subsidiaries, or by such party and one or more of its Subsidiaries.

         IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

ST. MARY:

ST. MARY LAND & EXPLORATION COMPANY,
a Delaware corporation

By: /S/ MARK A HELLERSTEIN
    ------------------------------------
    Mark A. Hellerstein, President and
          Chief Executive Officer


MERGER SUB:

ST. MARY ACQUISITION CORPORATION,
a Colorado corporation

By: /S/ MARK A. HELLERSTEIN
    --------------------------------
    Mark A. Hellerstein, President


KRI:

KING RANCH INC.,
a Texas corporation

By: /S/ JACK HUNT
    -----------------------
    Jack Hunt, President



KRE:

KING RANCH ENERGY, INC.,
a Delaware corporation

By: /S/ WILLIAM GARDINER
    -------------------------------------
    William Gardiner, Vice President